                                                                  EXECUTION COPY


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                             SENIOR CREDIT AGREEMENT

                            dated as of June 27, 2001

                                      among

                              RITE AID CORPORATION,

                             The Banks Party Hereto,

                               CITICORP USA, INC.,
                         as Senior Administrative Agent,

                               CITICORP USA, INC.,
                           as Senior Collateral Agent,

                                       and

            THE CHASE MANHATTAN BANK, CREDIT SUISSE FIRST BOSTON and
                           FLEET RETAIL FINANCE INC.,
                             as Syndication Agents,




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                                TABLE OF CONTENTS

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                                                     ARTICLE 1
                                                    DEFINITIONS

SECTION 1.01.     Definitions.....................................................................................2

SECTION 1.02.     Accounting Terms and Determinations............................................................29

SECTION 1.03.     Classes and Types of Loans.....................................................................29

SECTION 1.04.     Terms Defined in Definitions Annex.............................................................30

SECTION 1.05.     Other Definitional Provisions..................................................................30


                                                     ARTICLE 2
                                                    THE CREDITS

SECTION 2.01.     Commitments....................................................................................30

SECTION 2.02.     Loans    ......................................................................................31

SECTION 2.03.     Borrowing Procedure............................................................................34

SECTION 2.04.     Notes and Records..............................................................................35

SECTION 2.05.     Senior Fees....................................................................................36

SECTION 2.06.     Interest on Loans..............................................................................37

SECTION 2.07.     Default Interest...............................................................................38

SECTION 2.08.     Termination and Reduction of Commitments.......................................................38

SECTION 2.09.     Conversion and Continuation of Borrowings......................................................39

SECTION 2.10.     Repayment of Borrowings........................................................................41

SECTION 2.11.     Amortization of Term Loans.....................................................................41

SECTION 2.12.     Optional Prepayment............................................................................43

SECTION 2.13.     Mandatory Prepayments..........................................................................43

SECTION 2.14.     Breakage ......................................................................................46

SECTION 2.15.     Pro Rata Treatment.............................................................................46

SECTION 2.16.     Payments ......................................................................................47

SECTION 2.17.     Swingline Loans................................................................................48

SECTION 2.18.     Letters of Credit..............................................................................50

SECTION 2.19.     Adjustments to Borrowing Base Advance Rates....................................................56
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                                                     ARTICLE 3
                                                    CONDITIONS

SECTION 3.01.     First Credit Event.............................................................................57

SECTION 3.02.     All Credit Events..............................................................................62


                                                     ARTICLE 4
                                          REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Corporate Existence and Power..................................................................63

SECTION 4.02.     Corporate and Governmental Authorization; No Contravention.....................................63

SECTION 4.03.     Binding Effect.................................................................................64

SECTION 4.04.     Financial and Other Information................................................................64

SECTION 4.05.     Accuracy of Information........................................................................65

SECTION 4.06.     Litigation.....................................................................................65

SECTION 4.07.     Compliance with ERISA..........................................................................66

SECTION 4.08.     Taxes    ......................................................................................66

SECTION 4.09.     Subsidiaries...................................................................................66

SECTION 4.10.     Environmental Matters..........................................................................66

SECTION 4.11.     Other Representations..........................................................................67

SECTION 4.12.     Insurance......................................................................................67

SECTION 4.13.     Mellon Standby Letters of Credit...............................................................67

SECTION 4.14.     Solvency ......................................................................................67

SECTION 4.15.     Title to Properties............................................................................68

SECTION 4.16.     Investment Company Act; Public Utility Holding Company Act.....................................68

SECTION 4.17.     Labor Matters..................................................................................68


                                                     ARTICLE 5
                                                     COVENANTS

SECTION 5.01.              Information...........................................................................69

SECTION 5.02.              Payment of Obligations................................................................72

SECTION 5.03.              Maintenance of Property; Insurance....................................................73

SECTION 5.04.              Conduct of Business and Maintenance of Existence......................................75
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                                (ii)

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SECTION 5.05.              Compliance with Laws..................................................................75

SECTION 5.06.              Inspection of Property, Books and Records.............................................75

SECTION 5.07.              Restriction on Other Agreements, Payment Limitations, Debt
                           Prepayments, Amendments to Other Agreements...........................................75

SECTION 5.08.              Further Assurances....................................................................77

SECTION 5.09.              Collateral and Borrowing Base Reviews.................................................77

SECTION 5.10.              Subsidiaries..........................................................................78

SECTION 5.11.              Intercompany Transfers................................................................78

SECTION 5.12.              Inventory Purchasing..................................................................78

SECTION 5.13.              Cash Management System................................................................78

SECTION 5.14.              Restriction on Sale and Leaseback Transactions........................................79

SECTION 5.15.              Restriction on Liens..................................................................79

SECTION 5.16.              Capital Expenditures..................................................................81

SECTION 5.17.              Maximum Leverage Ratio................................................................82

SECTION 5.18.              Minimum Interest Coverage Ratio.......................................................83

SECTION 5.19.              Minimum Fixed Charge Coverage Ratio...................................................84

SECTION 5.20.              Restriction on Debt...................................................................84

SECTION 5.21.              Limitation on Investments and Acquisitions............................................88

SECTION 5.22.              Consolidations and Mergers............................................................89

SECTION 5.23.              Dispositions of Assets................................................................89

SECTION 5.24.              Use of Proceeds.......................................................................90

SECTION 5.25.              Restrictions on Asset Holdings by the Borrower........................................91

SECTION 5.26.              Restricted Payments...................................................................91

SECTION 5.27.              Business of Borrower and Subsidiaries.................................................92

SECTION 5.28.              Transactions with Affiliates..........................................................92

SECTION 5.29.              New Synthetic Leases..................................................................93

SECTION 5.30.              Corporate Separateness................................................................93

SECTION 5.31.              Limitation on Derivative Obligations..................................................93

SECTION 5.32.              Delivery of Security Opinion..........................................................94


                                                     ARTICLE 6
                                                     DEFAULTS

SECTION 6.01.              Events of Default.....................................................................94

SECTION 6.02.              Notice of Default.....................................................................97
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                                (iii)

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                                                     ARTICLE 7
                                                    THE AGENTS

SECTION 7.01.              Appointment and Authorization.........................................................97

SECTION 7.02.              Agents and Affiliates.................................................................98

SECTION 7.03.              Action by Agents......................................................................98

SECTION 7.04.              Consultation with Experts.............................................................98

SECTION 7.05.              Liability of Agents...................................................................98

SECTION 7.06.              Indemnification.......................................................................99

SECTION 7.07.              Credit Decision.......................................................................99

SECTION 7.08.              Resignation of Agents.................................................................99


                                                     ARTICLE 8
                                              CHANGE IN CIRCUMSTANCES

SECTION 8.01.              Basis for Determining Interest Rate Inadequate or Unfair.............................100

SECTION 8.02.              Illegality...........................................................................100

SECTION 8.03.              Increased Cost and Reduced Return....................................................101

SECTION 8.04.              Taxes................................................................................102

SECTION 8.05.              Base Rate Loans Substituted for Affected Euro-Dollar Loans...........................105


                                                     ARTICLE 9
                                                   MISCELLANEOUS

SECTION 9.01.              Notices..............................................................................105

SECTION 9.02.              No Waivers...........................................................................106

SECTION 9.03.              Expenses; Indemnification............................................................106

SECTION 9.04.              Setoff; Sharing of Setoffs...........................................................106

SECTION 9.05.              Amendments and Waivers; Release of Senior Collateral and
                           Subsidiary Guarantors................................................................107

SECTION 9.06.              Successors and Assigns...............................................................108

SECTION 9.07.              Governing Law; Submission to Jurisdiction............................................111
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                                  (iv)

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SECTION 9.08.              Counterparts; Integration............................................................111

SECTION 9.09.              WAIVER OF JURY TRIAL.................................................................111

SECTION 9.10.              Collateral Trust and Intercreditor Agreement.........................................111

SECTION  9.11.             Cash Sweep...........................................................................112


                                                      Annexes

Annex 1                    -        Initial Revolving Credit Commitments and Term Loan
                                    Commitments

Annex 2                    -        Administrative Information

Annex 3                    -        Description of the Transactions

Annex 4                    -        Definitions Annex


                                                     Schedules

Schedule 1.01(a)           -        Existing Litigation

Schedule 1.01(b)           -        Mortgaged Properties

Schedule 1.01(c)           -        Subsidiaries

Schedule 1.01(d)           -        Subsidiary Guarantors

Schedule 4.07              -        ERISA Matters

Schedule 4.12              -        Insurance

Schedule 4.13              -        Mellon Standby Letters of Credit

Schedule 4.15(b)(i)        -        Leases on Mortgaged Properties

Schedule 4.15(b)(ii)       -        Permitted Liens on Mortgaged Properties

Schedule 4.15(c)           -        Leased Warehouses and Distribution Centers

Schedule 5.08              -        Excluded Subsidiaries

Schedule 5.14(a)           -        Permitted Sale and Leaseback Transactions

Schedule 5.15(g)           -        Permitted Liens

Schedule 5.20(k)           -        Permitted Debt

Schedule 5.24(b)(iv)       -        Permitted Dividends Payable on Capital Stock

Schedule 5.28(b)           -        Permitted Affiliate Transactions
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                              (v)

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                                        Exhibits
Exhibit A-1                -        Form of Term Note

Exhibit A-2                -        Form of Revolving Credit Note

Exhibit A-3                -        Form of Swingline Note

Exhibit B                  -        Form of Borrowing Request

Exhibit C                  -        Form of Continuation/Conversion Request

Exhibit D                  -        Form of Issuance Request

Exhibit E                  -        Form of Borrowing Base Certificate

Exhibit F                  -        Form of Assignment and Acceptance Agreement

Exhibit G                  -        Form of Senior Subsidiary Guarantee Agreement
Exhibit H                  -        Form of Senior Subsidiary Security Agreement

Exhibit I                  -        Form of Senior Indemnity, Subrogation and Contribution
                                    Agreement

Exhibit J                  -        Form of Senior Mortgage

Exhibit K                  -        Form of Second Priority Subsidiary Guarantee Agreement

Exhibit L                  -        Form of Second Priority Subsidiary Security Agreement

Exhibit M                  -        Form of Second Priority Indemnity, Subrogation and Contribution
                                    Agreement

Exhibit N                  -        Form of Second Priority Mortgage

Exhibit O-1                -        Form of Opinion of Skadden, Arps, Slate, Meagher & Flom,
                                    Special New York Counsel to the Borrower
Exhibit O-2                -        Form of Opinion of General Counsel of the Borrower

Exhibit P                  -        Form of Administrative Questionnaire

Exhibit Q                  -        Form of Opinion of Skadden, Arps, Slate, Meagher & Flom,
                                    Special New York Counsel to the Borrower, with respect to certain security matters
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                                (vi)

                           SENIOR CREDIT AGREEMENT dated as of June 27, 2001,
                  among RITE AID CORPORATION, a Delaware corporation ("Rite Aid" or the "Borrower"), the Banks (as defined in Article 1), CITICORP USA, INC. ("Citicorp USA"), as a Swingline Bank, as an Issuing Bank, and as administrative agent for the Banks (in such capacity, the "Senior Administrative Agent"), CITICORP USA, INC., as collateral agent for the Banks (in such capacity, the "Senior Collateral Agent") and THE CHASE MANHATTAN BANK, CREDIT SUISSE FIRST BOSTON and FLEET RETAIL FINANCE INC., as syndication agents (in such capacity, the "Syndication Agents").

         The Borrower has requested the Banks to extend credit in the form of
(a) Term Loans on the Initial Borrowing Date in an aggregate principal amount not in excess of $1,204,000,000, (b) Term Loans at any time and from time to time prior to the final maturity of the Borrower's 10.5% Notes in an aggregate principal amount not in excess of $196,000,000 to (i) pay for such 10.5% Notes as were tendered in the Borrower's tender offer therefor consummated immediately prior to the Initial Borrowing Date and (ii) purchase at par any 10.5% Notes as were not tendered in such tender offer, and (c) Revolving Loans at any time and from time to time before the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $500,000,000. The Borrower has requested the Swingline Banks to extend credit, on an uncommitted basis, at any time and from time to time before the Maturity Date in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Issuing Banks to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $125,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower on behalf of its Subsidiaries and by the Borrower's Subsidiaries.

         Proceeds of Loans made under this Agreement shall, among other things, be used to refinance, and this Agreement shall serve as a replacement for, the Senior Credit Agreement dated as of June 12, 2000, as amended (the "Existing Credit Agreement"), among the Borrower, the banks party thereto, Citicorp USA, Inc., as senior administrative agent, Citicorp USA, Inc., as senior collateral agent, and Heller Financial, Inc. and Fleet Retail Finance Inc., as syndication agents.

         The Banks and the Swingline Banks are willing to extend credit to the Borrower and the Issuing Banks are willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                                     ARTICLE 1
                                                    DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Account" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

         "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

         "Accounts Receivable Advance Rate" means the amount determined in accordance with Section 2.19.

         "Adjusted Consolidated Capital Expenditures" means, for any period, Consolidated Capital Expenditures (i) minus Excess Liquidity and (ii) minus any Carryforward Amount.

         "Adjusted London Interbank Offered Rate" means, with respect to any Euro-Dollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the London Interbank Offered Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Adjusted Working Capital" means, for any date, current assets (other than cash and cash equivalents) less current liabilities (other than Debt permitted hereunder).

         "Administrative Questionnaire" means, with respect to each Bank, an Administrative Questionnaire in the form of Exhibit P, duly completed by such Bank and submitted to the Senior Administrative Agent (with a copy to the Borrower).

         "Affiliate Transaction" is defined in Section 5.28.

         "Agents" means the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents.

         "Aggregate Revolving Credit Exposure" means the aggregate amount of the Banks' Revolving Credit Exposures.

         "Agreement" means this Agreement as the same may be amended from time to time in accordance with the terms hereof.

         "Applicable Date" is defined in Section 8.04(d).

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Assessment Rate" means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Senior Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by any Bank to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Senior Administrative Agent's domestic offices.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Assignment and Acceptance Agreement" means an assignment and acceptance agreement in the form of Exhibit F or such other form as may be approved by the Senior Administrative Agent.

         "Bank" means each bank or other institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors. Unless the context clearly indicates otherwise, the term "Bank" shall include the Swingline Banks.

         "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) Citibank Base Rate, (b) the Base CD Rate in effect

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on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Senior Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Senior Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" means any Base Rate Term Loan or Base Rate Revolving Loan.

         "Base Rate Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article 2.

         "Base Rate Term Borrowing" means a Borrowing comprised of Base Rate Term Loans.

         "Base Rate Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of
Article 2.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrowing" means a group of Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

         "Borrowing Base Amount" means, with respect to the Borrower, an amount in dollars equal to the sum of, without duplication,

                  (a) the Accounts Receivable Advance Rate multiplied by the book value of Eligible Accounts Receivable;

                  (b) plus the Pharmaceutical Inventory Advance Rate multiplied by the Eligible Inventory Value of Eligible Inventory consisting of products that can be dispensed only on order of a licensed professional;

                  (c) plus the Other Inventory Advance Rate multiplied by the Eligible Inventory Value of all other Eligible Inventory;

                  (d) minus a reserve in an aggregate amount equal to the Borrower's then-current exposure upon early termination under each of its existing and future Senior Interest Rate Agreements;

                  (e) minus a reserve in an amount equal to the aggregate principal amount then outstanding of the 10.5% Notes;

                  (f) minus any other reserves established by the Senior Administrative Agent in the exercise of its reasonable judgment to reflect Borrowing Base Factors.

The Borrowing Base Amount shall be computed weekly with respect to Eligible Accounts Receivable and with respect to Eligible Inventory stored at any location other than a distribution center, and monthly with respect to Eligible Inventory stored at a distribution center, in each case in accordance with
Section 5.01(g). The Borrowing Base Amount at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit E or such other form as the Senior Administrative Agent may approve.

         "Borrowing Base Factors" means landlord's liens affecting Eligible Inventory, factors affecting the saleability or collectability of Eligible Accounts Receivable and Eligible Inventory at retail or in liquidation, factors affecting the market value of Eligible Inventory or Eligible Accounts Receivable, other impediments to the Senior Collateral Agent's ability to realize upon the Eligible Accounts Receivable or the Eligible Inventory and other factors affecting the credit value to be afforded the Eligible Accounts Receivable and the Eligible Inventory.

         "Borrowing Request" means a request by the Borrower in accordance with the terms of Section 2.03 (or in the case of Swingline Loans, Section 2.17) and substantially in the form of Exhibit B.

         "Business Acquisition" means (i) an Investment by the Borrower or any of its Subsidiaries in any other Person (including an Investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person; provided, that the acquisition of prescription files and Stores and the acquisition of Persons substantially all of whose assets consist of fewer than ten Stores, in each case, in the ordinary course of business and not inconsistent with the Borrower's business plan delivered pursuant to Section 3.01(l), shall not be a Business Acquisition.

         "Carryforward Amount" is defined in Section 5.16.

         "Cash Management System" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Cash Collateral Account" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Notice" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Period" is defined in the Senior Subsidiary Security Agreement.

         "Citibank Base Rate" means the rate of interest publicly announced by Citibank, N.A., in New York City from time to time as its Citibank Base Rate.

         "Citibank Concentration Account" is defined in the Senior Subsidiary Security Agreement.

         "Citicorp Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Citicorp USA outstanding on the Closing Date in an aggregate face amount of $24,500,000.

         "Citicorp USA" is defined in the preamble.

         "Class" has the meaning set forth in Section 1.03.

         "Commitment" means, with respect to any Bank, such Bank's Revolving Credit Commitment or Term Loan Commitment.

         "Concentration Account" is defined in the Senior Subsidiary Security Agreement.

         "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated Subsidiaries for plant, property and equipment and prescription files during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding (i) any such expenditures made for the replacement or restoration of assets to the extent financed by Casualty/Condemnation Proceeds relating to the asset or assets being replaced or restored, (ii) any amounts paid to any party under a Synthetic Lease in connection with the termination of such Synthetic Lease and the reacquisition by the Borrower or any of its Subsidiaries of the equipment or other property subject to such Synthetic Lease and (iii) any such expenditures made for the purchase or other acquisition from a third party of stores, leases and prescription files, but only to the extent an equivalent or greater amount is received from such third party as consideration for the sale or other disposition to such third party of stores, leases and/or prescription files of a substantially equivalent value closed at substantially the same time as, and entered into as part of a single related transaction with, such purchase or acquisition.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, without duplication, Consolidated Net Income for such period, plus (a) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) consolidated interest expenses, whether cash or non-cash, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) LIFO Adjustments which reduced such Consolidated Net Income, (v) store closing expenses and (vi) any other nonrecurring charge to the extent such nonrecurring charge does not involve any cash expenditure during such period, (vii) all fees, costs, charges and expenses in connection with the Transactions, (viii) all fees, costs, charges and expenses in connection with the restatement of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for periods before February 26, 2000 and litigation expenses (exclusive of damages or amounts paid in settlement of claims) incurred in connection with litigation, investigation (including internal review) or other proceedings relating to such restatement, (ix) non-cash compensation expenses related to stock option and restricted stock employee benefit plans, (x) the non-cash interest component, as adjusted from time to time, in respect of reserves and (xi) charges relating to the investigation of the Borrower pending on the Initial Borrowing Date by the United States Attorney and by the U.S. Department of Labor and amounts paid in satisfaction of any judgment, fine or settlement resulting therefrom, less (b) to the extent not deducted in determining

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Consolidated Net Income for such period, the aggregate amount of (i) any cash expenditure during such period in connection with which a nonrecurring charge was taken and added back to Consolidated Net Income pursuant to clause (a) above in calculating Consolidated EBITDA in any prior period and (ii) LIFO Adjustments which increased such Consolidated Net Income.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA plus Consolidated Rent less Adjusted Consolidated Capital Expenditures to (ii) Consolidated Interest Charges plus Consolidated Rent plus scheduled amortization payments made pursuant to Section 2.11, in each case for such period.

         "Consolidated Interest Charges" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable in cash, during such period minus non-cash interest expenses during such period related to (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves.

         "Consolidated Interest Coverage Ratio" means, with respect to any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Charges for such period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (exclusive of (a) extraordinary items of gain or loss or gains or losses from debt modifications,
(b) any gain or loss in connection with any sale of assets other than sales of inventory in the ordinary course of business, but in the case of loss only to the extent that such loss does not involve any cash expenditure during such period and (c) the Borrower's share of the net income (or loss) of Drugstore.com), determined on a consolidated basis for such period.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date. Consolidated Net Worth includes the Borrower's 8% Convertible Pay-In-Kind Preferred Stock.

         "Consolidated Rent" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period, and including in any event rental costs of closed stores for such period whether or not reflected as an expense in the determination of Consolidated Net Income for such period and including base or basic rent payments under Synthetic Leases.

         "Consolidated Subsidiary" means, with respect to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Continuation/Conversion Request" means a continuation/conversion request delivered by the Borrower to the Senior Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Senior Administrative Agent.

         "Credit Event" is defined in Section 3.02.

         "Credit Exposure" means, with respect to any Bank, the sum of its Revolving Credit Exposure and its Term Exposure.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Definitions Annex" means the Definitions Annex, attached hereto as Annex 4.

         "Delayed Draw Percentage" of any Bank at any time means the percentage of the total Delayed Draw Term Loan Commitments of all Banks represented by such Bank's Delayed Draw Term Loan Commitment.

         "Delayed Draw Term Loan Commitment" is defined in Section 2.01(b).

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its

Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Senior Administrative Agent.

         "Drugstore.com" means Drugstore.com, Inc., a Delaware corporation, and its successors.

         "Eligible Accounts Receivable" means at the time of any determination thereof all Accounts that satisfy at the time of creation and continue to meet the same at the time of such determination the criteria established from time to time by the Agents in their reasonable judgment to reflect Borrowing Base Factors. Initially, those criteria are:

                  (a) such Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located;

                  (b) all payments on such Account are by the terms of such Account due not later than 90 days after the date stated in the original related invoice and are otherwise on terms that are normal and customary in the business of the Borrower and its Subsidiaries;

                  (c) such Account has been invoiced and is not more than 90 days past due;

                  (d) such Account is denominated in dollars;

                  (e) such Account arose from a completed, outright and lawful sale of goods or the completed performance of services by the applicable Subsidiary Guarantor and accepted by the applicable Account Debtor, and the amount of such Account has been properly recognized as revenue on the books of the applicable Subsidiary Guarantor;

                  (f) such Account is owned solely by a Subsidiary Guarantor;

                  (g) such Account arose in the ordinary course of business of the applicable Subsidiary Guarantor;

                  (h) not more than 50% of the aggregate amount of Accounts from the same Account Debtor and any Affiliates thereof are more than 90 days past due;

                  (i) to the knowledge of the Borrower and its Subsidiaries, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor of such Account has occurred, and no notice thereof has been received;

                  (j) payment of such Account is not being disputed by the Account Debtor thereof;

                  (k) such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

                  (l) with respect to such Account, the Account Debtor (i) is organized in the United States (or, if such Account Debtor is not organized in the United States, such Account is supported by a letter of credit approved by the Senior Administrative Agent in favor of the applicable Subsidiary Guarantor) and (ii) is not an Affiliate or Subsidiary of the Borrower or an Affiliate of any of the Borrower's Subsidiaries;

                  (m) such Account is subject to a perfected first priority security interest in favor of the Senior Collateral Agent for the benefit of the Senior Bank Parties pursuant to the Senior Collateral Documents and is not subject to any other Lien (other than the Second Priority Lien);

                  (n) with respect to such Account (if such Account is for an amount greater than $5,000,000), the Account Debtor has not been disapproved by the Majority Banks (based, in such Banks' reasonable judgment, upon the creditworthiness of such Account Debtor);

                  (o) the representations and warranties contained in the Senior Loan Documents with respect to such Account are true and correct in all material respects; and

                  (p) such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms.

         "Eligible Inventory" means, at any date of determination thereof, all inventory (as defined in the Uniform Commercial Code) owned by any Subsidiary Guarantor that satisfies at the time of such determination the criteria established from time to time by the Agents in their reasonable judgment to reflect Borrowing Base Factors. Initially, Eligible Inventory shall exclude, without duplication:

                  (a) any such inventory that has been shipped to a customer, even if on a consignment or "sale or return" basis or is otherwise not in the possession or control of or any Subsidiary Guarantor or a warehouseman or bailee of any Subsidiary Guarantor;

                  (b) any inventory against which Subsidiary Guarantor has taken a reserve, to the extent of such reserve, to the extent specified by the Senior Collateral Agent from time to time in its reasonable judgment to reflect Borrowing Base Factors;

                  (c) any inventory that has been discontinued or is otherwise of a type (SKU) not currently offered for sale on a regular basis by the Subsidiary Guarantors (including any such inventory obtained in connection with a Business Acquisition) to the extent specified by the Senior Collateral Agent from time to time in its reasonable judgment to reflect Borrowing Base Factors;

                  (d) any inventory not located in the United States or located in a jurisdiction as to which a UCC-1 financing statement has not been filed or otherwise not subject to a valid and perfected Lien under the Senior Collateral Documents, subject to no prior or equal Lien;

                  (e) any supply, scrap or obsolete inventory or inventory that is otherwise unsaleable;

                  (f) any inventory that is past its expiration date, is damaged or not in good condition, is a sample used for marketing purposes or does not meet all material standards imposed by any governmental authority having regulatory authority over such inventory, except in each case to the extent of its net realizable value as determined by the Senior Collateral Agent from time to time in its reasonable judgment;

                  (g) any inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any of its Subsidiaries has received notice of a dispute in respect of such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such inventory;

                  (h) any inventory which is subject to a negotiable document of title and such document of title has not been delivered to the Senior Collateral Agent;

                  (i) any inventory to the extent that such inventory is not comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Subsidiary Guarantors in the ordinary course of business;

                  (j) any inventory to the extent that such inventory consists of raw materials, component parts and/or work-in-progress;

                  (k) any inventory to which the representations and warranties of the Senior Loan Documents are not true and correct in all material respects;

                  (l) any inventory to which the Subsidiary Guarantors do not have good title or any inventory which a Subsidiary Guarantor holds on consignment or on a "sale or return" basis; and

                  (m) any inventory (as notified by the Senior Administrative Agent to the Borrower) that the Senior Administrative Agent has deemed is ineligible in its reasonable judgment to reflect Borrowing Base Factors;

provided, however, that no inventory which is stored at a distribution center leased by the Borrower or any other Person shall be considered "Eligible Inventory" unless the Borrower shall have complied with Section 3.01(cc) (or the Senior Collateral Agent shall have granted a waiver to such compliance pursuant to Section 3.01(cc)).

         "Eligible Inventory Value" means at the time of any determination thereof the lower of cost (less any appropriate reserve for obsolete inventory and any profits accrued in connection with transfers of inventory between the Borrower and its Subsidiaries or between Subsidiaries of the Borrower) and fair market value of the Eligible Inventory at such time, in dollars, determined in accordance with generally accepted accounting principles consistently applied and on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" means a Borrowing comprised of Euro-Dollar
Loans.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Senior Administrative Agent.

         "Euro-Dollar Loan" means any Euro-Dollar Revolving Loan or Euro-Dollar Term Loan.

         "Euro-Dollar Revolving Credit Borrowing" means a Borrowing comprised of Euro- Dollar Revolving Loans.

         "Euro-Dollar Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted London Interbank Offered Rate in accordance with the provisions of Article 2.

         "Euro-Dollar Term Borrowing" means a Borrowing comprised of Euro-Dollar Term Loans.

         "Euro-Dollar Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Adjusted London Interbank Offered Rate in accordance with the provisions of Article 2.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excess Cash Flow" means, for any period, the sum (without duplication) of Consolidated EBITDA for such period,

plus

                  (a) to the extent not included in Consolidated Net Income in calculating Consolidated EBITDA, the sum of (1) any Casualty/Condemnation Proceeds previously received by the Borrower or any Subsidiary in respect of which the time for reinvestment thereof (in accordance with the proviso to the definition of Casualty/Condemnation in respect of Proceeds) has elapsed during such period without such reinvestment having been effected, and (2) any Net Cash Proceeds received during such period by the Borrower or any Subsidiary in respect of Asset Sales;

plus

                  (b) decreases in Adjusted Working Capital for such period (other than any portion of such decrease resulting solely from the reclassification of assets or liabilities as short- term or long-term) to the extent such decreases are in excess of $200,000,000 in the aggregate for all periods; provided that for the initial period ending March 2, 2002, decreases in Adjusted Working Capital shall include any such decreases occurring during the period from but excluding March 3, 2001 to and including March 2, 2002;

plus

                  (c) refunds of Taxes paid in prior periods to the extent such refunds are in excess of $50,000,000 in the aggregate for all periods; and

minus

                  (d) Taxes to the extent paid during such period in cash;

minus

                  (e) Consolidated Interest Charges to the extent paid during such period in cash;

minus

                  (f) increases in Adjusted Working Capital for such period (other than any portion of such increase resulting solely from the reclassification of assets or liabilities as short- term or long-term); provided that for the initial period ending March 2, 2002, increases in Adjusted Working Capital shall include any such increases occurring during the period from but excluding March 3, 2001 to and including March 2, 2002;

minus

                  (g) to the extent paid in cash during such period, costs and expenses referred to in clauses (v), (vii), (viii) and (xi) of the definition of "Consolidated EBITDA" which were added back to Consolidated Net Income to calculate Consolidated EBITDA for such period;

minus

                  (h) Consolidated Capital Expenditures for such period (except to the extent attributable to the incurrence of Debt under Capital Leases, Attributable Debt under Synthetic Leases or otherwise financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales);

minus

                  (i) cash consideration paid by the Borrower or its Subsidiaries for permitted Business Acquisitions or other capital acquisitions (except to the extent financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales);

minus

                  (j) cash expenditures made during such period in respect of long-term liabilities (other than Debt) or long-term assets to the extent such expenditures were not deducted in determining Consolidated Net Income for such period;

minus

                  (k) the aggregate principal amount of Debt (including Attributable Debt in respect of Synthetic Leases) paid or prepaid in cash by the Borrower or its Subsidiaries during such period (or immediately after such period in the case of mandatory prepayment of Debt required to be made with Net Cash Proceeds from Asset Sales received during such period), in each case to the extent permitted or required by this Agreement, but excluding (i) Debt in respect of Revolving Credit Loans and Letters of Credit that can be reborrowed or otherwise incurred again, (ii) repayments of Debt made with Net Cash

         Proceeds from Basket Asset Sales, and (iii) repayments or prepayments of Debt financed by incurring other Debt.

         "Excess Liquidity" means (i) for the twelve months ending March 2, 2002, the cash reflected on the consolidated balance sheet of the Borrower as of the Initial Borrowing Date minus $75,000,000 and (ii) for any other fiscal period, the cash reflected on the consolidated balance sheet of the Borrower as of the last day of such most recently ended fiscal year minus (x) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding on the last day of the fiscal year of the Borrower most recently ended prior to such fiscal period and (y) minus $75,000,000; provided, however, that in the event the amount in clause (i) or (ii) above shall be negative for any period, then Excess Liquidity for such period shall be deemed to be zero.

         "Existing Credit Agreement" is defined in the preamble hereto.

         "Existing Litigation" means the matters identified in Schedule 1.01(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Senior Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

         "Financial Officer" of any person means the chief financial officer, principal accounting officer, Treasurer or any executive or senior vice president finance of such person.

         "Fleet National Bank" means Fleet National Bank and its successors.

         "Fleet Retail Finance Inc." means Fleet Retail Finance Inc. and its successors.

         "Fleet Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Fleet National Bank outstanding on the Closing Date in an aggregate face amount of $8,000,000.

         "Government Lockbox Account" is defined in the Senior Subsidiary Security Agreement.

         "Government Lockbox Account Agreement" is defined in the Senior Subsidiary Security Agreement.

         "Government Lockbox Account Bank" is defined in the Senior Subsidiary Security Agreement.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Granting Bank" is defined in Section 9.06(e).

         "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Initial Borrowing Date" means the date of the first Credit Event.

         "Intercompany Inventory Purchase Agreement" means the Intercompany Inventory Purchase Agreement, dated as of June 12, 2000, among the Borrower, Rite Aid Hdqtrs. Corp., each of the Distribution Subsidiaries and each of the Operating Subsidiaries named therein.

         Interest Payment Date" means, the last day of the Interest Period applicable to any Loan and, in the case of a Euro-Dollar Borrowing with an Interest Period of more than three months duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Loan, and, in addition, the date of any prepayment of such Loan or continuation or conversion of such Loan as or to a Loan of a different Type.

         "Interest Period" means

                  (a) as to any Euro-Dollar Loan, the period commencing on the date of any Borrowing and ending on the seventh day thereafter or on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 1-1/2, 2, 3 or 6 months thereafter, in each case as the Borrower may elect;

                  (b) as to any Base Rate Borrowing of a Term Loan or a Revolving Loan, the period commencing on the date of such Borrowing and extending through the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.09 or repaid or prepaid in accordance with
         Section 2.12 or 2.13; and

                  (c) as to any Swingline Loan, a period of one week;

provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Euro-Dollar Borrowing having an interest period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

         "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise. Any repurchase by the Borrower of its own capital stock shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

         "Issuance Request" means a letter of credit issuance request delivered by the Borrower to the Senior Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Senior Administrative Agent and the applicable Issuing Bank.

         "Issuing Bank" is defined in Section 2.18(k), and shall include Citicorp USA, The Chase Manhattan Bank, Fleet National Bank and, with respect to the Mellon Standby Letters of Credit that become Letters of Credit under this Agreement pursuant to Section 2.18, Mellon Bank.

         "Issuing Bank Fees" is defined in Section 2.05(e).

         "Joint Venture" means with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

         "L/C Cash Collateral Account" means the collateral account with Citibank, N.A., A/C 30429836, at its office at 399 Park Avenue, New York, New York 10043, in the name of the Senior Collateral Agent and under the sole control and dominion of the Senior Collateral Agent.

         "L/C Commitment" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

         "L/C Disbursement" means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Bank at any time means its Revolving Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" is defined in Section 2.05(e).

         "Letter of Credit" means any letter of credit issued pursuant to
Section 2.18 and includes any Citicorp Standby Letter of Credit, any Fleet Standby Letter of Credit and any Mellon Standby Letter of Credit that is deemed to be a Letter of Credit hereunder.

         "Leverage Ratio" means, with respect to any date during any period, the ratio of Total Debt as of such date to Consolidated EBITDA for such period (or, in the case of a period of less than twelve months, annualized Consolidated EBITDA).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LIFO Adjustments" means, for any period, the net adjustment to costs of goods sold for such period required by the Borrower's LIFO inventory method, determined in accordance with generally accepted accounting principles.

         "Loans" means the Revolving Loans, the Swingline Loans and the Term Loans.

         "London Interbank Offered Rate" means, with respect to any Euro-Dollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Senior Administrative Agent's portion of such Euro-Dollar Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Senior Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period.

         "Majority Banks" means, at any time, Banks having unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans representing greater than 50% of the sum of all unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Loan Commitments and outstanding Term Loans at such time.

         "Majority Revolving Credit Banks" means, at any time, Revolving Credit Banks having unused Revolving Credit Commitments and Revolving Credit Exposures representing greater than 50% of the sum of all unused Revolving Credit Commitments and Revolving Credit Exposures.

         "Material Adverse Effect" means (i) any material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of the Borrower and its Consolidated Subsidiaries, considered as a whole,

(ii) any material impairment of the legality, validity and enforceability of the Senior Loan Documents (including without limitation, the validity, enforceability or priority of security interests to be granted), or the rights and remedies of the Senior Secured Parties, or (iii) any material impairment of the Borrower's or the Subsidiary Guarantors' ability to perform its or their obligations under the Senior Loan Documents.

         "Material Financial Obligations" means, without duplication,

                  (a) the Second Priority Debt Obligations, and

                  (b) (i) a principal or face amount of Debt (except Debt outstanding hereunder) and/or (ii) payment or collateralization obligations in respect of Derivatives Obligations and/or (iii) payment or collateralization obligations in respect of leases (other than Capital Leases, which are Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "Maturity Date" means June 27, 2005; provided, however, that to the extent more than $20,000,000 of the Borrower's 7.625% Senior Notes due April 15, 2005 remain outstanding on December 31, 2004, the term "Maturity Date" shall mean March 15, 2005.

         "Mellon Bank" means Mellon Bank, N.A.

         "Mellon Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Mellon Bank outstanding on the Closing Date in an aggregate face amount of $16,500,000 specified on Schedule 4.13.

         "Mortgaged Properties" means the owned real properties of the Subsidiary Guarantors specified on Schedule 1.01(b). Each Mortgaged Property shall include any owned fixtures used in connection with the operation of such Mortgaged Property.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means any Revolving Credit Notes, Swingline Notes or Term
Notes.

         "Other Inventory Advance Rate" means the amount determined in accordance with Section 2.19.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Perfection Certificate" means the Perfection Certificate substantially in the form of Annex 2 to the Senior Subsidiary Security Agreement.

         "Pharmaceutical Inventory Advance Rate" means the amount determined in accordance with Section 2.19.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Qualified Preferred Stock" means preferred stock of the Borrower that requires no cash payment before the date that is six months after the Maturity Date.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans of any Class made by any Bank.

         "Regulation T, U, or X" means Regulation T, U or X of the Federal Reserve Board, as in effect from time to time.

         "Related Fund" means any fund regularly investing in loans of the type made hereunder that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii).

         "Restricted Payment" means

                  (a) any dividend or other distribution on any shares of the Borrower's or any Subsidiary's capital stock (except dividends payable solely in shares of the Borrower's common stock or Qualified Preferred Stock); or

                  (b) any payment (other than a payment made solely with common equity) on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower's or any Subsidiary's capital stock or (ii) any option, warrant or other right to acquire shares of the Borrower's or any Subsidiary's capital stock (other than such payment in connection with employee benefit plans in the ordinary course of business).

         "Revolving Credit Bank" means a Bank with a Revolving Credit
Commitment.

         "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans hereunder (or to participate in Letters of Credit) as set forth in Annex 1, or in the Assignment and Acceptance pursuant to which such Bank assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 9.06.

         "Revolving Credit Exposure" means, with respect to any Bank at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Bank, plus the aggregate amount at such time of such Bank's L/C Exposure, plus the aggregate amount at such time of such Bank's Swingline Exposure.

         "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Revolving Loans.

         "Revolving Loans" means the revolving loans made by the Banks to the Borrower pursuant to Section 2.01(c).

         "Revolving Percentage" of any Revolving Credit Bank at any time means the percentage of the total Revolving Credit Commitments of all Revolving Credit Banks represented by such Bank's Revolving Credit Commitment, or if the Revolving Credit Commitments shall have expired or terminated, the percentage of the aggregate Revolving Credit Exposures of all Banks represented by such Bank's Revolving Credit Exposure.

         "SEC" means the Securities and Exchange Commission, or any Person succeeding to its functions under the Securities Exchange Act of 1934, as amended.

         "Secured Debt" means Debt which is secured by a Lien on property of the Borrower or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other papers arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

         "Senior Administrative Agent" means Citicorp USA, in its capacity as agent for the Banks under the Senior Loan Documents, and its successors in such capacity.

         "Senior Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citicorp Industrial Credit at 399 Park Avenue, New York, New York 10043, Account No. 38858061, ABA 021000089, Attention: Mae Wong, or such other account as the Administrative Agent shall specify in writing to the Banks.

         "Senior Administrative Agent's Fees" is defined in Section 2.05(c).

         "Senior Fee Letter" means the Fee Letter dated May 15, 2001, between the Borrower and the Senior Administrative Agent, relating to this Agreement.

         "Senior Revolving Commitment Fee" is defined in Section 2.05(a).

         "Senior Term Commitment Fee" is defined in Section 2.05(b).

         "Senior Fees" means the L/C Participation Fees, the Issuing Bank Fees, the Senior Revolving Commitment Fees, the Senior Term Commitment Fees, the fees described in Section 2.05(d), and the Senior Administrative Agent's Fees.

         "SPC" is defined in Section 9.06(e).

         "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority, domestic or foreign, to which the Senior Administrative Agent or any Bank (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, in the case of the Base CD Rate (as such term is used in the definition of "Base Rate"), and (b) with respect to the Adjusted London Interbank Offered Rate, for Euro-Dollar Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Euro-Dollar Loans shall be deemed to constitute Euro-Dollar Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Store" means any retail store (which may include any real property, fixtures, equipment, inventory and script files related thereto) operated, or to be operated, by any Subsidiary Guarantor.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means, initially, each Subsidiary listed on
Schedule 1.01(d), and each other Subsidiary that is or becomes a party to a Senior Subsidiary Guarantee Agreement.

         "Supermajority Banks" means, at any time, Banks having unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans representing at least 66-2/3% of the sum of all unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Loan Commitments and outstanding Term Loans at such time.

         "Swingline Bank" means, subject to Section 2.17(g), either Citicorp USA, or Fleet Retail Finance Inc.

         "Swingline Exposure" means at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Bank at any time shall equal its Revolving Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Loan" means any loan made by a Swingline Bank pursuant to
Section 2.17.

         "Swingline Note" means a promissory note evidencing Swingline Loans, executed and delivered as provided in Section 2.17 in substantially the form of Exhibit A-3.

         "Syndication Agents" is defined in the preamble.

         "Taxes" is defined in Section 8.04(a).

         "Term Borrowing" means a Borrowing comprised of Term Loans.

         "Term Exposure" means, with respect to any Bank at any time, the aggregate principal amount at such time of all outstanding Term Loans of such Bank.

         "Term Loan Commitments" means, with respect to each Bank, the commitment of such Bank to make Term Loans hereunder as set forth on Annex 1, or in the Assignment and Acceptance pursuant to which such Bank assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 9.06.

         "Term Loans" means the term loans made by the Banks to the Borrower pursuant Section 2.01(a) and (b).

         "Term Note" means a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Term Loans.

         "The Chase Manhattan Bank" means The Chase Manhattan Bank and its successors.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Senior Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Debt" means, as of any date, the aggregate principal amount of Debt of the Borrower and its Consolidated Subsidiaries outstanding as of such date that would be reflected on a balance sheet of the Borrower prepared on a consolidated basis as of such date.

         "Transactions" is defined in Annex 3.

         "Transaction Costs" is defined in Annex 3.

         "Transaction Documents" means the agreements evidencing the Transactions.

         "Type" has the meaning set forth in Section 1.03.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States, the District of Columbia and Puerto Rico but excluding its other territories and possessions.

         "Unsecured Note Indenture" means the Indenture dated as of June 27, 2001, between Rite Aid and BNY Midwest Trust Company, as trustee, relating to the 11.25% Senior Notes due 2008 of the Borrower.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly (through Wholly-Owned Consolidated Subsidiaries) owned by the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Senior Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Senior Administrative Agent notifies the Borrower that the Majority Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.

         SECTION 1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Revolving Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Term Euro-Dollar Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

         SECTION 1.04. Terms Defined in Definitions Annex. Capitalized terms used in this agreement that are not defined in Section 1.01 have the meanings provided in the Definitions Annex.

         SECTION 1.05. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Annexes", "Schedules" or "Exhibits" shall be to Articles, Annexes, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Article 1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a durable visible form, including telecopy. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that amendments to the Indentures, the Unsecured Note Indenture, the 10.5% Note Documents, the Second Priority Debt Documents, the Synthetic Lease Documents and the other Transaction Documents after the Closing Date shall be effective for purposes of references thereto in this Agreement and the other Senior Loan Documents only if such amendments are permitted hereunder or are consented to in writing for such purpose by the Majority Banks (or such other percentage of the Banks as may be specified hereunder). References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.


                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth,

                  (a) each Bank agrees, severally and not jointly, to make Term Loans to the Borrower on the Initial Borrowing Date in an aggregate principal amount not to exceed its Term Loan Commitment,

                  (b) each Bank indicated on Annex 1 agrees, severally and not jointly, to the extent the Term Loan Commitments are not fully drawn on the Initial Borrowing Date, to make Term Loans to the Borrower, at any time and from time to time after the date hereof, and until the earliest of (i) the date on which no 10.5% Notes remain outstanding,
         (ii) the final
         maturity of the 10.5% Notes or (iii) the termination of the Term Loan Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount not to exceed the lesser of (x) the excess of its Term Loan Commitment over the amount of Term Loans made by such Bank on the Initial Borrowing Date (such Bank's "Delayed Draw Term Loan Commitment") and (y) such Bank's Delayed Draw Percentage of (A) the Borrowing Base Amount in effect at such time less (B) the aggregate Term Exposures and Revolving Credit Exposures at such time, and

                  (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date or the termination of the Revolving Credit Commitment of such Bank in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in such Bank's Revolving Credit Exposure exceeding the lesser of

                           (i) such Bank's Revolving Credit Commitment, and

                           (ii) such Bank's Revolving Percentage of (A) the
                  Borrowing Base Amount in effect at such time less (B) the aggregate Term Exposures of the Banks at such time.

Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) (i) Each Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Revolving Loans made by the Banks ratably in accordance with their applicable Revolving Credit Commitments, (ii) each Term Loan made on the Initial Borrowing Date shall be made as part of a Borrowing consisting of Term Loans made by the Banks ratably in accordance with their applicable Term Loan Commitments (excluding, in the case of any Bank indicated on Annex 1 as having a Delayed Draw Term Loan Commitment, such Bank's ratable share of the Term Loan Commitments not drawn on the Initial Borrowing Date) and (iii) each Term Loan made after the Initial Borrowing Date shall be made as part of one or more Borrowings consisting of Term Loans made by the Banks indicated on Annex 1 as having Delayed Draw Term Loan Commitments ratably in accordance with their applicable remaining Delayed Draw Term Loan Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder, and no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank. Except for Loans deemed made pursuant to

Section 2.02(e) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is

                  (i) a multiple of $1,000,000 and not less than $5,000,000, or

                  (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 8.01 and 8.02, each Borrowing of Revolving Loans and Term Loans shall be comprised entirely of Base Rate Loans or Euro-Dollar Loans as the Borrower may request pursuant to Section 2.03 or
Section 2.09. Each Bank may at its option make any Euro-Dollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Euro-Dollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) (i) Except with respect to Loans made pursuant to Section 2.02(e) and Section 2.03(b)(1), each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Senior Administrative Agent may designate not later than 12:00 noon, New York City time, and the Senior Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. (ii) With respect to Loans made pursuant to
Section 2.03(b)(1), each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Senior Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Senior Administrative Agent shall by 4:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks.

         (d) Unless the Senior Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Senior Administrative

Agent such Bank's portion of such Borrowing, the Senior Administrative Agent may assume that such Bank has made such portion available to the Senior Administrative Agent on the date of such Borrowing in accordance with clause (c) and the Senior Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Senior Administrative Agent shall have so made funds available then, to the extent that such Bank shall not have made such portion available to the Senior Administrative Agent, such Bank and the Borrower severally agree to repay to the Senior Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Senior Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Bank, a rate determined by the Senior Administrative Agent to represent its cost of overnight or short-term funds in dollars (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Senior Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         (e) If an Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.18(e) within the time specified in such Section, such Issuing Bank will promptly notify the Senior Administrative Agent of the L/C Disbursement and the Senior Administrative Agent will promptly notify each Revolving Credit Bank of such L/C Disbursement and its Revolving Percentage thereof. Each Revolving Credit Bank shall pay by wire transfer of immediately available funds to the Senior Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Bank shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Bank's Revolving Percentage of such L/C Disbursement (and such amount shall be deemed to constitute a Base Rate Revolving Loan of such Bank and such payment shall be deemed to have reduced the L/C Exposure), and the Senior Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Banks. The Senior Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.18(e) before the time that any Revolving Credit Bank makes any payment pursuant to this clause; any such amounts received by the Senior Administrative Agent thereafter will be promptly remitted by the Senior Administrative Agent to the Revolving Credit Banks that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Bank shall not have made its Revolving Percentage of such L/C Disbursement available to the Senior Administrative Agent as provided above, such Bank and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause to but excluding the date such amount is paid, to the Senior Administrative Agent for the account of the applicable Issuing Bank at:

                  (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a); and

                  (ii) in the case of such Bank, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section shall not apply), the Borrower shall hand deliver or telecopy to the Senior Administrative Agent a duly completed Borrowing Request
(a) in the case of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of a Base Rate Borrowing, not later than (1) 10:30 a.m., New York City time, on the Business Day of the proposed Borrowing, in the case of Borrowings to be made on the same day as such notice is given or (2) otherwise, 12:00 noon, New York City time, on the Business Day before the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:

                  (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Euro-Dollar Borrowing or a Base Rate Borrowing;

                  (ii) the date of such Borrowing (which shall be a Business
         Day);

                  (iii) the number and location of the account to which funds are to be disbursed;

                  (iv) the amount of such Borrowing; and

                  (v) if such Borrowing is to be a Euro-Dollar Borrowing, the Interest Period with respect thereto;

provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. The Senior Administrative Agent shall promptly advise the applicable Banks of any notice given pursuant to this Section, and of each Bank's portion of the requested Borrowing.

         SECTION 2.04. Notes and Records. (a) If any Bank so requests, the Revolving Loans made by such Bank shall be evidenced by a Revolving Credit Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of such Bank's Revolving Credit Commitment. If any Bank so requests, the Term Loans made by such Bank shall be evidenced by a Term Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of such Bank's Term Loan Commitment. If a Swingline Bank so requests, the Swingline Loans shall be evidenced by a Swingline Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of $100,000,000. Loans not evidenced by a Note shall only be assigned or otherwise transferred by registration of such assignment or transfer of such Loans.

         (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid such Bank from time to time under this Agreement. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Note.

         (c) The Senior Administrative Agent shall maintain accounts in which it will record the name and address of each Bank issuing a Loan, the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and the amount of any sum received by the Senior Administrative Agent hereunder from the Borrower or any other Obligor and each Bank's share thereof.

         (d) The entries made in the accounts maintained pursuant to clauses (b) and (c) shall be conclusive evidence, in the absence of demonstrable error, of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Senior Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Promptly upon receipt and in any event not less often than once per week, the Senior Administrative Agent will distribute to each Bank its share of the net amount of payments received by the Senior Administrative Agent.

         SECTION 2.05. Senior Fees. (a) The Borrower agrees to pay to each Bank, through the Senior Administrative Agent, on January 1, April 1, July 1 and October 1 in each year and on each date on which any Revolving Credit Commitment of such Bank shall expire or be terminated as provided herein, a commitment fee (a "Senior Revolving Commitment Fee") equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitments of such Bank during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Revolving Credit Commitments of such Bank shall expire or be terminated). All Senior Revolving Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Senior Revolving Commitment Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Credit Commitment of such Bank shall expire or be terminated as provided herein. For purposes of calculating Senior Revolving Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed used as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to each Bank, through the Senior Administrative Agent, on January 1, April 1, July 1 and October 1 in each year and on each date on which any Term Loan Commitment of such Bank shall expire or be terminated as provided herein, a commitment fee (a "Senior Term Commitment Fee") equal to 0.75% per annum on the daily unused amount of the Term Loan Commitments of such Bank during the preceding quarter (or other period commencing with the date hereof or ending with the date on which the Term Loan Commitments of such Bank shall expire or be terminated). All Senior Term Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Senior Term Commitment Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Term Loan Commitment of such Bank shall expire or be terminated as provided herein.

         (c) The Borrower agrees to pay to the Senior Administrative Agent, for its own account, the administrative fees set forth in the Senior Fee Letter at the times and in the amounts specified therein (the "Senior Administrative Agent's Fee").

         (d) The Borrower agrees to pay to the Senior Administrative Agent, for payment to the other Banks (to the extent applicable), on the Initial Borrowing Date, the other fees specified in the Senior Fee Letter, and the Senior Administrative Agent shall pay to each Bank on the Initial Borrowing Date that portion of such fees that shall be owing to such Bank.

         (e) The Borrower agrees to pay (i) to each Revolving Credit Bank, through the Senior Administrative Agent, on January 1, April 1, July 1, and October 1 of each year and on the date on which the Revolving Credit Commitment of such Bank shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Bank's Revolving Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Banks shall have been terminated) at a rate equal to 3.50% per annum, and (ii) to each Issuing Bank with respect to each Letter of Credit a fronting fee of 1/4% and customary issuance and drawing fees specified from time to time by such Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         All Senior Fees shall be paid on the dates due, in immediately available funds, to the Senior Administrative Agent for distribution, if and as appropriate, among the Banks, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Senior Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) The Loans comprising each Base Rate Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Citibank Base Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate plus 2.50%.

         (b) Subject to the provisions of Section 8.01, the Loans comprising each Euro-Dollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted London Interbank Offered Rate for the Interest Period in effect for such Borrowing plus 3.50%.

         (c) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and shall be payable on outstanding amounts from and including the date such amount is borrowed to but excluding the day such amount is repaid. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted London

Interbank Offered Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Senior Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. Upon the occurrence and during the continuation of an Event of Default, at the option of the Administrative Agent or at the request of the Majority Banks, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the Senior Bank Obligations to but excluding the date of actual payment (after as well as before judgment) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, and in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Citibank Base Rate and over a year of 360 days at all other times) equal to the sum of the Base Rate plus 2.00%.

         SECTION 2.08. Termination and Reduction of Commitments. (a) Except as set forth in the immediately succeeding sentence, the Term Loan Commitments hereunder shall terminate on the earliest of (i) the date on which the Borrower informs the Banks that it has decided not to proceed with the Transactions, or
(ii) 5:00 p.m., New York City time, on the earlier of the Initial Borrowing Date or August 31, 2001, if the initial Credit Event is not made on or before such date. With respect to the Banks indicated on Annex 1, the Delayed Draw Term Loan Commitments of such Banks shall automatically terminate on the earliest of (i) the date on which no 10.5% Notes remain outstanding, (ii) the final maturity of the 10.5% Notes, (iii) the date on which the Borrower informs the Banks that it has decided not to proceed with the Transactions, or (iv) 5:00 p.m., New York City time, August 31, 2001, if the initial Credit Event shall not have occurred by such time. The L/C Commitment and the Revolving Credit Commitments shall automatically terminate on the earliest of (i) the Maturity Date, (ii) the date on which the Borrower informs the Banks that it has decided not to proceed with the Transactions, or (iii) 5:00 p.m., New York City time, August 31, 2001, if the initial Credit Event shall not have occurred by such time.

         (b) The Revolving Credit Commitments, subject to Section 2.13(a), shall be permanently reduced by the amount of any amount allocated to the Revolving Loans pursuant to Section 2.13(c);

         (c) Upon at least one Business Day prior irrevocable written or telecopy notice to the Senior Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan

Commitments, the Delayed Draw Term Loan Commitments or the Revolving Credit Commitments shall be in (1) a multiple of $1,000,000 and in a minimum amount of $5,000,000 or (2) in the full remaining amount of the Term Loan Commitments or the Revolving Credit Commitments, as the case may be, and (ii) the total Revolving Credit Commitments shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure. If no Term Loans are outstanding, the Revolving Credit Commitments shall automatically be reduced by the amount of any mandatory prepayment that would otherwise have been applied to the prepayment of Term Loans pursuant to Section 2.13(c).

         (d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Banks in accordance with their respective applicable Commitments. The Borrower shall pay to the Senior Administrative Agent for the account of the applicable Banks, on the date of each termination or reduction, the Senior Revolving Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced, and the Senior Term Commitment Fees on the amount of the Term Loan Commitments so terminated or reduced, in each case accrued to but excluding the date of such termination or reduction.

         SECTION 2.09. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time by delivery of a Continuation/Conversion Request to the Senior Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day before conversion, to convert any Euro-Dollar Borrowing into a Base Rate Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days before conversion or continuation, to convert any Base Rate Borrowing into a Euro-Dollar Borrowing or to continue any Euro-Dollar Borrowing as a Euro-Dollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days before conversion, to convert the Interest Period with respect to any Euro-Dollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Bank and the Senior Administrative Agent by recording for the account of such Bank the new Loan of such Bank resulting from such conversion and reducing the Loan (or portion thereof) of such Bank being converted by an equivalent principal amount; accrued interest on any Euro-Dollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Euro-Dollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to
         Section 2.14;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than seven days may not be converted into or continued as a Euro-Dollar Borrowing;

                  (vi) any portion of a Euro-Dollar Borrowing that cannot be converted into or continued as a Euro-Dollar Borrowing by reason of the two immediately preceding clauses shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing;

                  (vii) no Interest Period may end later than the Maturity Date; and

                  (viii) upon notice to the Borrower from the Senior Administrative Agent given at the request of the Majority Banks, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued after the expiration of an Interest Period as, a Euro-Dollar Loan.

         Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify

                  (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,

                  (ii) whether such Borrowing is to be converted to or continued as a Euro-Dollar Borrowing or a Base Rate Borrowing,

                  (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and

                  (iv) if such Borrowing is to be converted to or continued as a Euro-Dollar Borrowing, the Interest Period with respect thereto.

If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Euro-Dollar Borrowing, the Borrower shall be deemed to have given notice for an Interest Period of one month's duration. The Senior Administrative Agent shall advise the Banks of any notice given pursuant to this Section and of each Bank's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

         SECTION 2.10. Repayment of Borrowings. (a) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date,

         (b) To the extent not previously paid, all Revolving Loans shall be due and payable on the Maturity Date.

         (c) To the extent not previously paid, all Swingline Loans shall be due and payable the earlier of (i) on the last day of the Interest Period applicable to such Loan, and (ii) the Maturity Date.

         (d) All repayments pursuant to this Section shall be subject to Section 2.14, but shall otherwise be without premium or penalty.

         SECTION 2.11. Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.11(b), the Borrower shall repay Term Borrowings in quarterly installments of principal, payable on the first Business Day following the end of each fiscal quarter set forth below, and a final repayment on the Maturity Date, in each case in the amount set forth opposite such fiscal quarter below:

--------------------------------------------------------------------------------
                         Date                                         Amount
--------------------------------------------------------------------------------
March 2, 2002.........................................              $5,000,000
--------------------------------------------------------------------------------
May 31, 2002..........................................              $7,500,000
--------------------------------------------------------------------------------
August 31, 2002.......................................              $7,500,000
--------------------------------------------------------------------------------
November 30, 2002.....................................              $7,500,000
--------------------------------------------------------------------------------
March 1, 2003.........................................              $7,500,000
--------------------------------------------------------------------------------
May 31, 2003..........................................              $7,500,000
--------------------------------------------------------------------------------
August 31, 2003.......................................              $7,500,000
--------------------------------------------------------------------------------
November 30, 2003.....................................             $15,000,000
--------------------------------------------------------------------------------
February 28, 2004.....................................             $15,000,000
--------------------------------------------------------------------------------
May 31, 2004..........................................             $15,000,000
--------------------------------------------------------------------------------
August 31, 2004.......................................             $15,000,000
--------------------------------------------------------------------------------
November 30, 2004.....................................             $15,000,000
--------------------------------------------------------------------------------
February 26, 2005.....................................             $15,000,000
--------------------------------------------------------------------------------
Maturity Date.........................................        Remaining
                                                             Outstanding
                                                                 Term
                                                              Borrowings
--------------------------------------------------------------------------------

                  (b) Any mandatory prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section as follows: (i) 50% of such prepayment amount shall be applied to reduce such subsequent scheduled repayments in direct order of maturity and (ii) after giving effect to the application as set forth in clause (i), 50% of such prepayment amount shall be applied to reduce any remaining scheduled repayments in inverse order of maturity. Any optional prepayment of a Term Borrowing shall be applied to reduce subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section in the manner selected by the Borrower.

                  (c) Prior to any repayment of any Term Borrowing, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Senior Administrative Agent by prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Term Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Senior Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is a multiple of $1,000,000 and not less than $5,000,000.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or before the effective date of such reduction, the Senior Administrative Agent shall notify the Borrower and the Revolving Credit Banks of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure at the time would exceed the total Revolving Credit Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof), or cash collateralize Letters of Credit in a dollar amount sufficient to eliminate such excess.

         (b) If on any date the Aggregate Revolving Credit Exposure and the aggregate Term Exposures of the Banks shall exceed the Borrowing Base Amount, the Borrower shall on such date apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and Swingline Loans (if any), second, to the extent of any remaining excess (after the prepayment of Revolving Loans and Swingline Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account (to the extent such cash collateralization would not result in an obligation to grant a security interest in such cash collateral to the holders of notes under any Indenture) established with the Senior Collateral Agent for the benefit of the Senior Bank Parties, and third to prepay the then outstanding Term Loans (if any).

         (c) Not later than two Business Days following the receipt of Net Cash Proceeds from any Reduction Event, the Borrower shall apply to the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments the entire amount of such Net Cash Proceeds, which shall be applied between Term Loans and Revolving Credit Commitments pro rata based on the Term Exposure and the Revolving Credit Commitments on the date the Net Cash Proceeds are paid to the Senior Administrative Agent; provided, however, that the foregoing prepayment and commitment reduction requirements shall be applicable only to the extent that the cumulative value of the proceeds received in respect of all such Reduction Events exceeds $50,000,000. Amounts allocated to the Revolving Credit Commitments shall be applied pursuant to Section 2.08(b), and if applicable,
Section 2.13(a). Amounts allocated to the Term Exposure shall be applied to prepay the Term Loans in the manner set forth in Section 2.11(b). Notwithstanding the foregoing, after the occurrence of a Triggering Event, any proceeds in respect of the sale of, or other realization upon, any Collateral shall be applied in accordance with the provisions of Section 4.01(a) of the Collateral Trust and Intercreditor Agreement.

         (d) Not later than two Business Days following the receipt of Net Cash Proceeds from any Capital Markets Transaction, the Borrower shall apply the entire amount of such Net Cash Proceeds as follows: (i) first, if after giving effect to any prepayments made under Section 2.13(b) with funds other than Net Cash Proceeds from a Capital Markets Transaction, on the date such Net Cash Proceeds are paid to the Senior Administrative Agent the Aggregate Revolving Credit Exposure and the aggregate Term Exposures of the Banks shall exceed the Borrowing Base Amount, to prepay in an amount equal to such excess the then outstanding Revolving Loans (if any), Swingline Loans (if any) and Term Loans (if any), such amount to be applied pro rata based on the Revolving Credit Exposure and Term Exposure on such date; (ii) second, to the extent of any remaining Net Cash Proceeds in an amount not to exceed $300,000,000 in the aggregate from all Capital Markets Transactions, to (A) repay or defease the Borrower's 5.25% Convertible Subordinated Notes due 2002 and 6.00% Dealer Remarketable Securities due 2003; provided; however, that until such time as such securities by their terms may be called at par, the Borrower may deposit in a cash collateral account established with the Senior Collateral Agent for the benefit of the Senior Secured Parties an amount of such Net Cash Proceeds required to repay such securities in full at par and (B) to general corporate purposes of the Borrower in an amount not to exceed $300,000,000 less amounts applied as required by clause (A) above; and (iii) to the extent of any remaining Net Cash Proceeds (x) to prepay Term Loans in an amount equal to 75% of such remaining Net Cash Proceeds and (y) after application thereof pursuant to clause (x), any remaining Net Cash Proceeds may be retained by the Borrower for general corporate purposes.

         (e) On each Business Day during a Cash Sweep Period, the Senior Collateral Agent will use funds on deposit in any Citibank Concentration Account as follows:

                  (i) after the occurrence of a Triggering Event in accordance with the provisions of Section 4.01(a) of the Collateral Trust and Intercreditor Agreement; and

                  (ii) at any other time, first to repay the Revolving Credit Borrowings (without any reduction of the Commitments) and second, to be deposited into the Cash Sweep Cash Collateral Account in accordance with the provisions of Section 2(c) (ii) of Schedule 5 of the Senior Subsidiary Security Agreement. Upon termination of any Cash Sweep Period, funds in the Cash Sweep Cash Collateral Account shall be released to the Concentration Account within three Business Days after the end of such Cash Sweep Period.

         (f) Not later than the earlier of (i) 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending March 2, 2002, and (ii) the date on which the financial statements for such fiscal year are delivered pursuant to Section 5.01(a), the Borrower shall make a prepayment of the Loans and a permanent reduction of the Revolving Credit Commitments in an amount equal to 50% of Excess Cash Flow for, in the case of the fiscal year ending March 2, 2002, the eight months ended March 2, 2002, and in the case of each fiscal year thereafter, such fiscal year, to be applied as follows:

                  (i) at any time when the Loans have been accelerated pursuant to Section 6.01, to pay Senior Bank Obligations pro rata based on the amounts of such obligations; and

                  (ii) at any other time, to be applied to prepay outstanding Term Loans in the manner set forth in Section 2.11(b) on the date the applicable amounts are paid to the Senior Administrative Agent.

         (g) The Borrower shall deliver to the Senior Administrative Agent, at the time of each Loan prepayment or Revolving Credit Commitment reduction required under this Section, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to Section 2.14, but shall otherwise be without premium or penalty.

         SECTION 2.14. Breakage. The Borrower shall indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any event, other than a default by such Bank in the performance of its obligations hereunder, which results in such Bank receiving or being deemed to receive any amount on account of the principal of any Euro-Dollar Loan before the end of the Interest Period in effect therefor (including as a result of acceleration of a Loan), the conversion of any Euro-Dollar Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any Euro-Dollar Loan other than on the last day of the Interest Period in effect therefor, or any Euro-Dollar Loan to be made by such Bank (including any Euro-Dollar Loan to be made pursuant to a conversion or continuation under Section 2.09) not being made after notice of such Loan shall have been given (or deemed given pursuant to Section 2.09) by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Bank, of (i) its cost of obtaining funds for Euro-Dollar Loans that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Bank in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower may determine, in consultation with the Senior Administrative Agent, which Loans will be repaid with amounts to be applied to the repayment of Loans pursuant to Section 2.12 or 2.13, subject to Sections 2.13(c), (d) and (e) and Section 2.15. Any amount payable by the Borrower pursuant to this Section will be payable to the Senior Administrative Agent for the account of each applicable Bank.

         SECTION 2.15. Pro Rata Treatment. (a) Except as provided in this Section with respect to Swingline Loans and as provided in clause (b), each Borrowing, each payment or prepayment of principal of any Borrowing of a Class, each payment of interest on the Loans of a Borrowing, each payment of the Senior Revolving Commitment Fees or Senior Term Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type within a Class shall be allocated pro rata among the Banks in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable Loans). For purposes of determining the available Revolving Credit Commitments of the Banks at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Banks (including those Banks which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Senior Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

         (b) If any Bank shall obtain any payment of or recovery with respect to any Senior Bank Obligations with proceeds of any sale of or other realization on any Collateral (including any Mortgaged Property) in which the Banks as a whole do not have a pro rata Lien, and such payment or recovery is in excess of its pro rata share of payments or recovery with respect to all Senior Bank Obligations then outstanding, such Bank shall purchase from the other Banks such participations in Senior Bank Obligations made by such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of such other Banks; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (a) the amount of such selling Bank's required repayment to the purchasing Bank to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 2.16. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Senior Fees or other amounts) hereunder and under any other Senior Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank, and principal of and interest on Swingline Loans, which shall be paid directly to the applicable Swingline Bank except as otherwise provided in Section 2.17(e)) shall be made to the Senior Administrative Agent's Account. Each such payment shall be made in dollars.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Senior Fees or other amounts) hereunder or under any other Senior Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Senior Fees, if applicable.

         SECTION 2.17. Swingline Loans. (a) Uncommitted Loans. Each Swingline Bank may, in its sole discretion, from time to time make Swingline Loans on an uncommitted basis. The Borrower acknowledges that neither Swingline Bank has any obligation to make any Swingline Loan, and that the Swingline Banks may decline to make any Swingline Loan at any time for any reason or no reason. The Swingline Banks are prohibited from making any Swingline Loan:

                  (i) to refinance any outstanding Swingline Loan;

                  (ii) on or after the Maturity Date or the termination of the Revolving Credit Commitments in accordance with the terms hereof;

                  (iii) if at the time of the Borrowing of such Swingline Loans, the Borrower, in the Swingline Banks' reasonable judgment, does not or would be unable to satisfy the conditions set forth in Section 3.02;

                  (iv) if after giving effect thereto, the aggregate principal amount of all Swingline Loans would exceed $100,000,000; or

                  (v) if after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the lesser of

                           (A) the total Revolving Credit Commitments; and

                           (B) the Borrowing Base Amount in effect at such time
                  less the aggregate Term Exposures of the Banks at such time.

Each Swingline Loan shall be in a principal amount that is a multiple of $1,000,000. Within the foregoing limits, the Borrower may request, pay or prepay Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) Borrowing Procedure. The Borrower shall notify the Senior Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Senior Administrative Agent will promptly advise the Swingline Banks of any notice received from the Borrower pursuant to this clause
(b). If a Swingline Bank determines in its sole discretion to make a Swingline Loan, such Swingline Bank shall make such Swingline Loan available to the Borrower by means of a credit or wire transfer to the account of the Borrower referred to in Section 2.02(c) by 3:00 p.m. on the date such Swingline Loan is so requested.

         (c) Denomination and Prepayment. Each Swingline Loan shall be denominated in dollars. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, without premium or penalty upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the applicable Swingline Bank and to the Senior Administrative Agent before 12:00 (noon), local time on the date of prepayment at such Swingline Bank's address for notices specified on Annex 2.

         (d) Interest. Each Swingline Loan denominated in dollars shall be a Base Rate Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a). Interest on each Swingline Loan shall be payable on the Interest Payment Date with respect thereto.

         (e) Conversion to Revolving Loans. The Senior Administrative Agent shall (i) at any time when Swingline Loans in an aggregate principal amount of $10,000,000 or more are outstanding, at the request of either Swingline Bank that has made outstanding Swingline Loans in its sole discretion, or (ii) on the last day of the Interest Period of such Swingline Loan, deliver on behalf of the Borrower a Borrowing Request pursuant to Section 2.03 for a Base Rate Borrowing in the amount of such Swingline Loans; provided, however, that the obligations of the Banks to fund such Borrowing shall not be subject to Section 3.02.

         (f) Participations. If the Borrower does not fully repay a Swingline Loan on or before the last day of the Interest Period with respect thereto, the applicable Swingline Bank shall promptly notify the Senior Administrative Agent thereof (by telecopy or by telephone, confirmed in writing), and the Senior Administrative Agent shall promptly notify each Revolving Credit Bank thereof (by telecopy or by telephone, confirmed in writing) and of its Revolving Percentage of such Swingline Loan. Upon such notice but without any further action, such Swingline Bank hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from such Swingline Bank, a participation in such defaulted Swingline Loan equal to such Bank's Revolving Percentage of the aggregate principal amount of such defaulted Swingline Loan. In furtherance of the foregoing, each Revolving Credit Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Senior Administrative Agent, for the account of such Swingline Bank, such Bank's Revolving Percentage of each Swingline Loan that is not repaid on the last day of the Interest Period with respect thereto. Each Bank agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this clause by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Bank (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Banks) and the Senior Administrative Agent shall promptly pay to such Swingline Bank the amounts so received by it from the Banks. The Senior Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause and thereafter payments in respect of such Swingline Loan shall be made to the Senior Administrative Agent and not to such Swingline Bank. Any amounts received by such Swingline Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Senior Administrative Agent; any such amounts received by the Senior Administrative Agent shall be promptly remitted by the Senior Administrative Agent to the Banks that shall have made their payments pursuant to this clause and to such Swingline Bank, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this clause shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         (g) Swingline Banks. As between themselves, Citicorp USA and Fleet Retail Finance Inc. agree that (i) Citicorp USA shall have the option of first refusal with respect to any request for a Swingline Loan, to the extent that after giving effect to the making of such Swingline Loan and all other Swingline Loans of Citicorp USA will not exceed $50,000,000, and (ii) Fleet Retail Finance Inc. shall have the option of first refusal with respect to any other request for a Swingline Loan.

         SECTION 2.18. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, by delivering an Issuance Request, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Subject to clauses
(b) and (c), and effective at the time of the initial Credit Event, the Citicorp Standby Letters of Credit, the Fleet

Standby Letters of Credit and the Mellon Standby Letters of Credit will be deemed to be Letters of Credit outstanding under this Agreement, issued by Citicorp USA, Fleet National Bank and Mellon Bank, respectively, as Issuing Bank.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit, or to cause a Citicorp Standby Letter of Credit, a Fleet Standby Letter of Credit or a Mellon Standby Letter of Credit to become a Letter of Credit under this Agreement), the Borrower shall hand deliver, electronically transmit or telecopy to the applicable Issuing Bank and the Senior Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with clause (c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the applicable Issuing Bank (if other than Citicorp USA) and such other information as shall be necessary to prepare such Letter of Credit. By requesting the initial Credit Event, the Borrower will be deemed to have requested that each Citicorp Standby Letter of Credit, Fleet Standby Letter of Credit and Mellon Standby Letter of Credit be deemed to be issued under this Agreement. A Letter of Credit shall be issued, amended, renewed or extended or deemed to be issued under this Agreement only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, and it shall be the case that, after giving effect to such issuance, amendment, renewal or extension (and the making or repayment of any other Credit Events to be made at or before such time):

                  (i) the L/C Exposure shall not exceed $125,000,000; and

                  (ii) the Aggregate Revolving Credit Exposure shall not exceed the lesser of

                           (A) the total Revolving Credit Commitments; and

                           (B) the Borrowing Base Amount in effect at such time
                  less the aggregate Term Exposures of the Banks at such time.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit (subject to customary automatic renewal provisions) and the date that is five Business Days before the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Banks, the applicable Issuing Bank hereby grants to each Revolving Credit Bank, and each such Bank hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Bank's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Bank hereby absolutely and unconditionally agrees to pay to the Senior Administrative Agent, for the account of such Issuing Bank, such Bank's Revolving Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Senior Loan Document) forthwith on the date due as provided in Section 2.02(e), in dollars. Each Revolving Credit Bank agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to such Issuing Bank an amount equal to such L/C Disbursement not later than 3:30 p.m., New York City time, on the date that the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in clause (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Senior Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Senior Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Senior Administrative Agent or any Bank or any other Person, whether in connection with this Agreement, any other Senior Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Banks, the Senior Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by applicable Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the applicable Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the applicable Issuing Bank. Without limiting any other provision of this Agreement, the Senior Administrative Agent and any Issuing Bank and any of their correspondents may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by the Borrower, whether or not given or signed by an authorized person.

         (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy or electronic transmission, to the Senior Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Banks with respect to any such L/C Disbursement. The Senior Administrative Agent shall promptly give each Revolving Credit Bank notice thereof.

         (h) Interim Interest. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

         (i) Resignation or Removal of an Issuing Bank. Any Issuing Bank may resign at any time by giving 180 days prior written notice to the Senior Administrative Agent, the Banks and the Borrower, and may be removed at any time by the Borrower by notice to the applicable Issuing Bank, the Senior Administrative Agent and the Banks, to be effective only upon the appointment of a successor Issuing Bank pursuant to the following sentence. Subject to the next succeeding clause, upon the acceptance of any appointment as a successor Issuing Bank hereunder by a Bank that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(e)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Senior Administrative Agent, and, from and after the effective date of such agreement, such successor

Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Senior Loan Documents and references herein and in the other Senior Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Senior Loan Documents with respect to Letters of Credit issued by it before such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, and to the extent any such cash collateralization will not result in an obligation to grant a security interest in such cash collateral to holders of notes under any Indenture, the Borrower shall, on the Business Day it receives notice from the Senior Administrative Agent or the Majority Revolving Credit Banks (or, if the maturity of the Loans has been accelerated, Revolving Credit Banks holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in the L/C Cash Collateral Account, for the benefit of the Revolving Credit Banks, an amount in cash equal to the L/C Exposure as of such date. Such deposits shall be held by the Senior Collateral Agent as collateral for the payment and performance of the Senior Obligations. The Senior Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested in Temporary Cash Investments, to be selected by the Senior Collateral Agent in its sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Senior Obligations. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Senior Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Senior Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived (or during a Cash Sweep Period, paid into the Citibank Concentration Account).

         (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Senior Administrative Agent (which consent shall not be unreasonably withheld) and such Bank, designate one or more additional Banks to act as an issuing bank under the terms of the Agreement. Any Bank designated as an issuing bank pursuant to this clause (k) shall be deemed to be an "Issuing Bank" (in addition to being a Bank) in respect of Letters of Credit issued or to be issued by such Bank, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Bank.

         SECTION 2.19. Adjustments to Borrowing Base Advance Rates. (a) As of the Initial Borrowing Date, the Accounts Receivable Advance Rate will be 85%, the Pharmaceutical Inventory Advance Rate will be 59.9%, and the Other Inventory Advance Rate will be 51.4%.

         (b) Subject to clause (c), the Senior Collateral Agent may, in the exercise of its reasonable judgment, increase the Pharmaceutical Inventory Advance Rate up to a level of 63.9%, and increase the Other Inventory Advance Rate up to a level of 54.8%.

         (c) Any increase in the Pharmaceutical Inventory Advance Rate or the Other Inventory Advance Rate above 80% of orderly liquidation value thereof, as determined by periodic appraisals, or the Accounts Receivable Advance Rate above 85%, will require the consent of all of the Banks.

         (d) The Senior Collateral Agent, in the exercise of its reasonable judgment to reflect Borrowing Base Factors, may reduce the Accounts Receivable Advance Rate, the Pharmaceutical Inventory Advance Rate and the Other Inventory Advance Rate from time to time.

         (e) The Senior Collateral Agent will give prompt written notice to the Borrower and the Banks of any adjustments effected pursuant to this Section 2.19.

                                    ARTICLE 3
                                   CONDITIONS

         The obligations of the Banks to make Loans (other than a Borrowing pursuant to Section 2.02(e) or Section 2.17(e)) and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 3.01. First Credit Event. On the Initial Borrowing Date, each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) Counterparts of this Agreement. The Senior Administrative Agent shall have received counterparts of this Agreement signed by each of the Borrower, the Agents and the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Senior Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         (b) Notes. The Senior Administrative Agent shall have received for the account of each Bank which so requests pursuant to Section 2.04 a Revolving Credit Note, a Term Note and/or a Swingline Note, as applicable, in each case dated as of the Initial Borrowing Date and complying with the provisions of
Section 2.04.

         (c) Senior Subsidiary Guarantee Agreement. The Senior Subsidiary Guarantee Agreement shall have been duly executed by each Subsidiary Guarantor, shall have been delivered to the Senior Collateral Agent and shall be in full force and effect.

         (d) Senior Indemnity, Subrogation and Contribution Agreement. The Senior Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Senior Collateral Agent and shall be in full force and effect.

         (e) Senior Subsidiary Security Agreement. The Senior Subsidiary Security Agreement shall have been duly executed by each Subsidiary Guarantor and shall have been delivered to the Senior Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement and in the case of Intellectual Property (as defined in the Senior Subsidiary Security Agreement) appropriate filings in United States Patent and Trademark Office and the United States Copyright Office) required by law to be filed, registered or recorded in order to create and perfect or continue in favor of the Senior Collateral Agent for the benefit of the Senior Bank Parties a valid, legal and perfected first-priority security interest in and lien on the Senior Collateral shall have been delivered to the Senior Collateral Agent.

         (f) Senior Mortgages. (i) The Agents shall have received (i) counterparts of a Senior Mortgage with respect to each Mortgaged Property duly executed, acknowledged and delivered by the record owner of such Mortgaged Property and in recordable form, and (ii) mortgage and lien searches satisfactory to the Senior Administrative Agent; provided, however, that in the case of Mortgaged Properties in respect of which mortgage and lien searches were performed in connection with the Existing Credit Agreement, such searches shall be limited to updates of the searches previously performed.

         (g) Collateral Trust and Intercreditor Agreement. The Collateral Trust and Intercreditor Agreement shall have been duly executed by the Borrower and each other party thereto, shall have been delivered to the Senior Collateral Agent, and shall be in full force and effect.

         (h) Perfection Certificates. The Senior Collateral Agent shall have received a Perfection Certificate with respect to each Subsidiary Guarantor dated the Initial Borrowing Date and duly executed by a Financial Officer of the Borrower.

         (i) Lien Searches. The Senior Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Borrower and each other Obligor in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding clause, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Senior Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 5.15 or have been released (or arrangements shall have been made for the release or discharge thereof reasonably satisfactory to the Senior Administrative Agent).

         (j) Approvals and Consents. All requisite material governmental authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

         (k) Working Capital. The Agents shall be reasonably satisfied with the sufficiency of amounts available under this Agreement, and immediately following the consummation of the Transactions, actual borrowing availability under the Revolving Credit Commitments shall be at least $200,000,000.

         (l) Business Plan. There shall not have been any material changes to the five-year business plan of the Borrower which has been previously provided to the Agents.

         (m) 10.5% Notes. The tender offer for the 10.5% Notes shall have been consummated on an any and all basis by the Borrower, on terms reasonably satisfactory to the Senior Administrative Agent.

         (n) Borrowing Base Certificate. The Senior Administrative Agent shall have received a Borrowing Base Certificate dated the Initial Borrowing Date, containing information as of a date not more than eight Business Days (or, in the case of information with respect to Eligible Inventory stored at a distribution center, 30 days) before the Initial Borrowing Date, and executed by a Financial Officer of the Borrower. The Borrowing Base Amount shall be sufficient to support the initial Credit Events.

         (o) Collateral Appraisal and Field Examination. The Senior Administrative Agent shall have received such valuations and appraisals of the inventory and prescription files that are part of the Collateral by independent appraisal firms reasonably satisfactory to the Senior Administrative Agent as the Senior Administrative Agent shall reasonably request. The Senior Administrative Agent shall have completed a field examination, the results of which shall be satisfactory to the Agents.

         (p) Opinions of Borrower's Counsel. The Senior Administrative Agent shall have received opinions of:

                  (i) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Borrower, substantially in the form of Exhibit O-1 hereto; and

                  (ii) Elliot S. Gerson, General Counsel of the Borrower, substantially in the form of Exhibit O-2 hereto.

The Borrower hereby requests such counsel to deliver such opinions.

         (q) Corporate Documents. The Senior Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Borrower and the Subsidiary Guarantors, the corporate authority for and the validity of this Agreement and the other Senior Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Senior Administrative Agent.

         (r) Payments of Senior Fees, Etc. The Senior Administrative Agent shall have received all Senior Fees and other amounts due and payable on or before the Initial Borrowing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Senior Loan Document.

         (s) Consummation of Transactions. The Transactions shall have been consummated substantially concurrently with the initial Credit Event in accordance with Annex 3, and the capital structure of the Borrower shall be as set forth in Annex 3. All of the conditions precedent set forth in the Transaction Documents shall have been satisfied or waived, and no material provision of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Agents. The Agents shall be satisfied with the Transaction Documents in all respects.

         (t) Cash Management System. The Borrower shall have established a cash management system reasonably satisfactory to the Senior Administrative Agent that complies with Section 5.13.

         (u) Insurance. The Senior Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.03 and the applicable provisions of the Senior Collateral Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Senior Collateral Agent as additional insured, in form and substance satisfactory to the Senior Administrative Agent.

         (v) Environmental Assessment. The Agents shall have received such information as they may reasonably request, from an environmental consulting firm reasonably satisfactory to the Agents, as to any environmental hazards, liabilities or Remedial Action to which the Borrower or any of the Subsidiaries may be subject.

         (w) Environmental and Employee Matters. The Agents and the Banks shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

         (x) Officer's Certificate. The Senior Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 3.02, and as to such other matters relating to the satisfaction of the conditions specified in this Section 3.01 as the Senior Administrative Agent may reasonably request.

         (y) Second Priority Collateral Documents. Each of the Second Priority Mortgages, the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreements shall be in form and substance satisfactory to the Agents, shall have been duly executed by each Subsidiary Guarantor, and by or on behalf of the Second Priority Debt Parties, and shall be in full force and effect and copies of such documents shall have been delivered to the Senior Collateral Agent.

         (z) Transaction Documents. The Senior Administrative Agent shall have received, with a copy for each Bank, a copy of each Transaction Document reasonably requested by the Senior Administrative Agent, certified by a Financial Officer of the Borrower.

         (aa) No Litigation. There shall be no litigation or administrative proceeding commenced (other than in connection with the Existing Litigation) that would have a Material Adverse Effect.

         (bb) No Material Adverse Change. There shall have been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of the Borrower and its Subsidiaries considered as a whole since March 3, 2001.

         (cc) Landlord's Waivers. Each of the waivers from the lessor of each leased distribution center of the Subsidiary Guarantors of any statutory, common law or contractual landlord's lien with respect to any inventory of any Subsidiary Guarantor (other than with respect to inventory located at leased warehouses having a value in the aggregate not to exceed $40,000,000), as previously delivered to the Senior Administrative Agent, shall be in full force and effect.

         (dd) Intercompany Inventory Purchase Agreement. The Intercompany Inventory Purchase Agreement shall be in full force and effect.

         (ee) Legal Matters. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Senior Loan Documents shall be reasonably satisfactory to the Banks.

         (ff) Flood Hazard Certificates. The Senior Administrative Agent shall have received standard flood hazard determination certificates in the form required by 12 CFR 22.6 for each Mortgaged Property.

         (gg) Termination of Existing Credit Agreement. The Existing Credit Agreement shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been paid in full and all commitments thereunder terminated and all Liens securing the obligations thereunder shall have been released, and the Senior Administrative Agent shall have received such evidence as it shall reasonably have requested as to the satisfaction of such conditions.

         SECTION 3.02. All Credit Events. On the date of each issuance of a Letter of Credit and each Borrowing of a Loan (each such event being called a "Credit Event") (other than a Borrowing pursuant to Section 2.02(e) or a Borrowing pursuant to Section 2.17(e)) each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) Request. The Borrower shall have delivered a Borrowing Request to the Senior Administrative Agent, or an Issuance Request to the Senior Administrative Agent and the applicable Issuing Bank, or a Swingline Request to the Senior Administrative Agent and the Swingline Banks, as the case may be.

         (b) Representations and Warranties. The fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(iii) and Section 4.06 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Credit Event (unless any representation expressly relates to an earlier date, in which case it shall be true in all material respects on and as of such earlier date).

         (c) No Default. The fact that, immediately after such Credit Event, no Default shall have occurred and be continuing.

         (d) Borrowing Base. The Borrowing Base Amount shall be sufficient to support such Credit Event.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in clauses (b) (except as aforesaid) and (c) of this Section, and the Borrower expects the proceeds of such Credit Event (other than the issuance of a Letter of Credit) will be applied to uses of proceeds which are permitted pursuant to
Section 5.24 and which are reasonably anticipated to be made within the five Business Days following such Credit Event.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation and each Subsidiary Guarantor is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except as otherwise indicated in Schedule 1.01(c)), and has all corporate (or other organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, with respect to the Subsidiary Guarantors, where the failure to be so organized, validly existing or in good standing, or the failure to have such power and all such licenses, authorizations, consents and approvals, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. (a) The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each Senior Loan Document to which it is a party are within the Borrower's corporate powers or such Subsidiary Guarantor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as may be required to perfect Liens) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other organizational documents) of the Borrower or such Subsidiary Guarantor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens created by the Senior Collateral Documents). None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any Material Financial Obligation, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to have a Material Adverse Effect.

         (b) The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each Transaction Document (other than the Senior Loan Documents) to which it is a party are within the Borrower's corporate powers or such Subsidiary Guarantor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as may be required to perfect Liens) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by- laws (or other organizational documents) of the Borrower or such Subsidiary Guarantor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens permitted by Section 5.15).

         SECTION 4.03. Binding Effect. This Agreement and each other Senior Loan Document constitutes a valid and binding agreement of the Borrower and the Subsidiary Guarantors, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

         SECTION 4.04. Financial and Other Information. (i) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 3, 2001 and each following fiscal year end of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche (or other independent public accountants of nationally recognized standing) fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year;

         (ii) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such fiscal quarter end and each following fiscal quarter end of the Borrower and its Consolidated Subsidiaries (other than the fourth fiscal quarter of any fiscal year) and the related consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter then ended, a copy of which will be delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period, subject to normal year-end adjustments; and

         (iii) there has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of the Borrower and its Consolidated Subsidiaries, considered as a whole since March 3, 2001.

         SECTION 4.05. Accuracy of Information. (a) All information (other than financial projections) that has been or will hereafter be made available to the Agents or any Bank by or on behalf of the Borrower or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made.

         (b) Each Borrowing Base Certificate that has been or will hereafter be made available to the Agents or any Bank is and will be complete and correct in all material respects.

         (c) All financial projections, if any, that have been or will be prepared by or on behalf of the Borrower or any of its representatives and made available to the Agents or any Bank have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related financial projections are made available to the Agents.

         (d) The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

         SECTION 4.06. Litigation. Other than the Existing Litigation, there has been no litigation or administrative proceeding that would have a Material Adverse Effect. There has been no litigation or administrative proceeding that could impair the validity, enforceability or priority of the security interests to be granted in favor of the Banks under the Senior Loan Documents.

         SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and, except for events occurring prior to the Initial Borrowing Date and arising out of litigation described on
Schedule 4.07, is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary Guarantor except where the payment of any such taxes is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Subsidiaries. Schedule 1.01(c) sets forth a complete and correct list of the Borrower's Subsidiaries as of the Initial Borrowing Date. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so incorporated, validly existing or in good standing, or the failure to have such power and all such licenses, authorizations, consents and approvals, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower's Subsidiaries as of the Initial Borrowing Date is an "Unrestricted Subsidiary" as referred to in Section 5.10.

         SECTION 4.10. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.11. Other Representations. The representations and warranties of the Borrower and each Subsidiary Guarantor set forth in each other Senior Loan Document and in each other Transaction Document are true and correct in all material respects on the date they were made.

         SECTION 4.12. Insurance. Schedule 4.12 sets forth a true, complete and correct description of all liability, property and casualty insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Initial Borrowing Date. Such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice and as required by the Senior Loan Documents.

         SECTION 4.13. Mellon Standby Letters of Credit. Schedule 4.13 sets forth all of the Mellon Standby Letters of Credit of the Borrower and its Subsidiaries as of the Initial Borrowing Date which will continue to be outstanding in accordance with their terms after the Initial Borrowing Date. The Borrower and the Subsidiaries are account parties of no other letters of credit as of the Initial Borrowing Date other than letters of credit issued by an Issuing Bank other than Mellon Bank.

         SECTION 4.14. Solvency. Immediately after the consummation of the Transactions to occur on the Initial Borrowing Date and immediately following the making of each Loan made on the Initial Borrowing Date and after giving effect to the application of the proceeds of such Loans, the fair value of the assets of the Borrower and the other Obligors, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; the present fair saleable value of the property of the Borrower and the other Obligors, taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; the Borrower and the other Obligors, taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and the Borrower and the other Obligors will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Initial Borrowing Date.

         SECTION 4.15. Title to Properties. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material real properties (including all Mortgaged Properties) and valid title to all other assets material to the operation of their business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens that secure indebtedness for borrowed money, other than Liens expressly permitted by Section 5.15 and as set forth in Schedule 4.15(b)(ii) (or arrangements reasonably satisfactory to the Senior Administrative Agent have been made for the release or discharge of such Liens).

         (b) Schedule 1.01(b) sets forth the address of each Mortgaged Property on the Initial Borrowing Date. As of the Initial Borrowing Date, none of the Mortgaged Properties are subject to leases, license agreements or subleases under which the Borrower or any Subsidiary is the lessor/licensor except as set forth on Schedule 4.15(b)(i). Each Mortgaged Property is free of Liens that secure indebtedness for borrowed money except for the Second Priority Mortgages and as set forth on Schedule 4.15(b)(ii) (or arrangements reasonably satisfactory to the Senior Administrative Agent have been made for the release of such Liens).

         (c) Schedule 4.15(c) sets forth the address of every leased warehouse or distribution center in which inventory owned by the Company and or any Subsidiary is located.

         SECTION 4.16. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.17. Labor Matters. As of the Initial Borrowing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened which could result in a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.


                                    ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Loan or other amount payable remains unpaid or any Letter of Credit remains outstanding:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

                  (a) with respect to each fiscal year of the Borrower ended on or after March 2, 2002, as soon as available and in any event within 90 days (or within such longer period of time, not greater than 120 days, to which the SEC may extend the filing deadline for the Borrower's Annual Report on Form 10-K) after the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without any material qualification by Deloitte & Touche (or other independent public accountants of nationally recognized standing);

                  (b) with respect to each fiscal quarter of the Borrower (other than the last fiscal quarter of a fiscal year) as soon as available and in any event within 45 days (or within such longer period of time, not greater than 60 days, to which the SEC may extend the filing deadline for the Borrower's Quarterly Report on Form 10-Q) after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (i) the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year and (ii) the figures for the corresponding periods in the forecast most recently delivered pursuant to Section 5.01(k), all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a Financial Officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11, 5.16, 5.17, 5.18 and 5.19 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) in the case of the certificate delivered together with the financial statements referred to in clause (a) above, a calculation of Excess Cash Flow for the applicable period specified in Section 2.13(f) and the amount required for Reductions hereunder, if any, in respect thereof;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) within three Business Days after the end of each fiscal month a certificate of a Financial Officer of the Borrower setting forth in reasonable detail, a description of each disposition of assets not in the ordinary course of business for which the book value or fair market value of the assets of the Borrower or the Subsidiaries disposed or the consideration received therefor was greater than $10,000,000;

                  (f) (i) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer of the Borrower setting forth information with respect thereto in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) within five days after the general counsel of the Borrower obtains knowledge of the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court, governmental authority or other tribunal, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect a certificate of such general counsel of the Borrower setting forth information with respect thereto in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto;

                  (g) (i) within four Business Days after the end of each fiscal week a Borrowing Base Certificate showing the Borrowing Base Amount as of the close of business on the last day of such fiscal week, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower; provided that the amount with respect to Eligible Inventory stored at distribution centers included in such Borrowing Base Amount shall be the amount certified in the Borrowing Base Certificate most recently delivered pursuant to clause (ii), and (ii) within 14 days after the end of each fiscal month a Borrowing Base Certificate showing the Borrowing Base Amount with respect to Eligible Inventory stored at distribution centers as of the close of business on the last day of such fiscal month, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower;

                  (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

                  (j) within five days, if and when any member of the ERISA Group (i) gives or any Financial Officer becomes aware that such member is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or any Financial Officer knows that the plan administrator of any Plan has given or any Financial Officer becomes aware that such member is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (k) on or prior to the 60 days following the end of each fiscal year of the Borrower (or, in the reasonable discretion of the Senior Administrative Agent, no later than 30 days thereafter), forecasts for the Borrower and its Consolidated Subsidiaries of (i) quarterly consolidated balance sheet data and related consolidated statements of income and cash flows for each quarter in the next succeeding fiscal year and (ii) consolidated balance sheet data and related consolidated statements of income and cash flows for each fiscal year ending on or prior to 2006 fiscal year; and

                  (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or the Collateral as the Senior Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses (a), (b), (h) and (i) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c), and (ii) the Borrower shall deliver paper copies of the information referred to in clauses (a), (b), (h) and (i) to any Bank which requests such delivery.

         SECTION 5.02. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons prior to the time such claims or demands give rise to a material Lien upon any of its property or assets or a material risk of forfeiture of a Mortgaged Property, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Senior Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Borrower will, and will cause each of its Subsidiaries to, maintain such insurance in a coverage amount of not less than 90% of the coverage amount as of the Initial Borrowing Date, with deductibles, risks covered and other provisions (other than amount of premiums) not materially less favorable to the Borrower and its Subsidiaries as of the Initial Borrowing Date.

         (c) The Borrower will, and will cause each of the Subsidiary Guarantors to, cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Senior Administrative Agent and the Senior Collateral Agent, which endorsement shall provide that, from and after the Initial Borrowing Date, if the insurance carrier shall have received written notice from the Senior Administrative Agent or the Senior Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower and any other Obligor under such policies directly to the Senior Collateral Agent for application pursuant to the Collateral Trust and Intercreditor Agreement; cause all such policies to provide that neither the Borrower, the Senior Administrative Agent, the Senior Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Senior Administrative Agent or the Senior Collateral Agent may reasonably require from time to time to protect their interests; deliver broker's certificates to the Senior Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed by reason of nonpayment of premium upon not less than 10 days prior written notice thereof by the insurer to the Senior Administrative Agent and the Senior Collateral Agent (giving the Senior Administrative Agent and the Senior Collateral Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Senior Administrative Agent and the Senior Collateral Agent; deliver to the Senior Administrative Agent and the Senior Collateral Agent, before the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Senior Administrative Agent and the Senior Collateral Agent) together with evidence reasonably satisfactory to the Senior Administrative Agent and the Senior Collateral Agent of payment of the premium therefor.

         (d) [Reserved].

         (e) The Borrower will, and will cause each of the Subsidiary Guarantors to, with respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $10,000,000, naming the Senior Collateral Agent (for the benefit of the Senior Bank Parties) as an additional insured, on forms satisfactory to the Senior Collateral Agent.

         (f) The Borrower will notify the Senior Administrative Agent and the Senior Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by the Borrower or its Subsidiaries; and promptly deliver to the Senior Administrative Agent and the Senior Collateral Agent a duplicate original copy of such policy or policies.

         (g) In connection with the covenants set forth in this Section, it is agreed that:

                  (i) none of the Senior Administrative Agent, the Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section, and (A) the Borrower and each other Obligor shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and
         (B) such insurance companies shall have no rights of subrogation against the Senior Administrative Agent, the Senior Collateral Agent, the Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Senior Administrative Agent, the Senior Collateral Agent, the Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Senior Administrative Agent, the Senior Collateral Agent or the Majority Banks under this Section shall in no event be deemed a representation, warranty or advice by the Senior Administrative Agent, the Senior Collateral Agent or the Banks that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as otherwise permitted in this Agreement, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (except where such Subsidiary merges into a Subsidiary Guarantor) to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the foregoing will not prohibit any merger or liquidation of, or sale of assets by, a Subsidiary that is permitted by Section 5.22.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it or its property except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a Material Adverse Effect.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank (at such Bank's expense, unless a Default has occurred and is continuing, in which case at the Borrower's expense), after such Bank has consulted the Senior Administrative Agent with respect thereto, to visit and inspect any of their properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Restriction on Other Agreements, Payment Limitations, Debt Prepayments, Amendments to Other Agreements. (a) The Borrower will not, and will not permit any Subsidiary to, enter into any agreement which imposes a limitation on incurrence by the Borrower and its Subsidiaries of Liens that (i) would restrict any Subsidiary from granting Liens on any of its assets (including assets in addition to the then-existing Collateral to secure the Senior Obligations), or
(ii) is more restrictive than the limitation on Liens set forth in this Agreement or (iii) imposes other covenants more restrictive than those set forth in this Agreement except, in each case, (A) agreements with respect to Debt secured by Liens permitted by Section 5.15 containing restrictions on the ability to transfer or grant Liens on the assets securing such Debt, (B) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (D) pursuant to applicable law, (E) agreements in effect as of the Initial Borrowing Date and not entered into in contemplation of the Transactions and (F) the 10.5% Note Documents, the Unsecured Note Indenture, the Exchange Note Documents and the Synthetic Lease Documents as in effect on the Initial Borrowing Date.

         (b) The Borrower will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any capital stock of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary, (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason (A) any restriction existing under the Senior Loan Documents, the 10.5% Note Documents, the Unsecured Note Indenture, the Exchange Note Documents, the Synthetic Lease Documents or the Indentures, (B) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, and (C) as required by applicable law.

         (c) Other than in respect of the 10.5% Note Obligations, the Synthetic Lease Obligations and, pursuant to Section 2.13(d), the obligations of the Borrower under its 5.25% Convertible Subordinated Notes due 2002 and 6.00% Dealer Remarketable Securities due 2003, the Borrower will not, and will not permit any Subsidiary to, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption, or otherwise voluntarily or optionally defease, the obligations of the Borrower under the Unsecured Notes Indenture, the Exchange Note Obligations, any Additional Senior Second Priority Debt Obligations, any Additional Second Priority Debt Obligations or any other Debt for borrowed money of the Borrower or any Subsidiary, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, except for refinancings, refundings and exchanges pursuant to Section 5.20(d), (e),
(f), (g), (h) or (i) or repurchases or redemption of such Debt for consideration consisting solely of common stock of the Borrower or Qualified Preferred Stock or prepayments of Capital Leases in connection with the sale, closing or relocation of Stores; or

         (d) The Borrower shall not, and will not permit any Subsidiary party to the Intercompany Inventory Purchase Agreement to, amend, terminate, or otherwise modify the Intercompany Inventory Purchase Agreement in any manner materially adverse to the Senior Bank Parties or their interests under the Senior Loan Documents without the prior written approval of the Senior Collateral Agent, provided, however, the foregoing shall not limit the Borrower's responsibilities pursuant to Section 3.2 of the Intercompany Inventory Purchase Agreement.

         SECTION 5.08. Further Assurances. The Borrower will cause each of the Subsidiary Guarantors to execute any and all further documents, financing statements, recordations, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, recordations, mortgages and deeds of trust) that may be required under applicable law, or that the Majority Banks, the Syndication Agents, the Senior Administrative Agent or the Senior Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Senior Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Senior Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Senior Subsidiary Guarantee Agreement, Senior Indemnity, Subrogation and Contribution Agreement, Senior Subsidiary Security Agreement and any applicable financing statement or other recordation from time to time, and to comply with the terms thereof. The Borrower agrees to cause to be provided such evidence as the Senior Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding any other provision of this Agreement, (i) no Subsidiary listed on Schedule 5.08 shall be required to be a Subsidiary Guarantor and (ii) no other Subsidiary shall be required to be a Subsidiary Guarantor unless and until such time as such Subsidiary has assets in excess of $1,000,000 or acquires assets in excess of $1,000,000 or has revenue in excess of $500,000 per annum.

         SECTION 5.09. Collateral and Borrowing Base Reviews. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, from time to time upon the request of the Senior Collateral Agent or the Majority Banks through the Senior Administrative Agent, or upon any request to increase the Pharmaceutical Advance Rate above 63.9%, the Other Inventory Advance Rate above 54.8% or the Accounts Receivable Advance Rate above 85%, permit the Senior Collateral Agent or professionals (including field examiners, investment bankers, consultants, accountants, lawyers and appraisers) retained by the Senior Collateral Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing

Base Amount and (ii) the assets included in the Senior Collateral, and pay the reasonable fees and expenses of such professionals.

         (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, in connection with any evaluation and appraisal relating to the computation of the Borrowing Base Amount, maintain such additional reserves (for purposes of computing the Borrowing Base Amount) in respect of Eligible Accounts Receivable and Eligible Inventory and make such other adjustments to its parameters for including Eligible Accounts Receivable and Eligible Inventory in the Borrowing Base Amount as the Senior Collateral Agent shall require based upon the results of such evaluation and appraisal in its reasonable judgment to reflect Borrowing Base Factors.

         SECTION 5.10. Subsidiaries. The Borrower will cause all of its Subsidiaries that own Eligible Accounts Receivable or Eligible Inventory to be "Unrestricted Subsidiaries" as defined in, and for all purposes of, each of the Indentures and will deliver such documents to the trustees under each of the Indentures and take such actions thereunder as may be necessary to effect the foregoing.

         SECTION 5.11. Intercompany Transfers. The Borrower shall maintain accounting systems capable of tracing intercompany transfers of funds and other assets.

         SECTION 5.12. Inventory Purchasing. (a) The Borrower shall, and shall cause each Subsidiary party to the Intercompany Inventory Purchase Agreement, at all times to maintain in all material respects the vendor inventory purchasing system and the intercompany inventory purchasing system in accordance with the terms of the Intercompany Inventory Purchase Agreement.

         (b) The Borrower shall not permit any Operating Subsidiary (as defined in the Intercompany Inventory Purchase Agreement) to purchase any Inventory (as defined in the Intercompany Inventory Purchase Agreement) from any Direct Delivery Vendor (as defined in the Intercompany Inventory Purchase Agreement) other than (i) acquisition of inventory from McKesson Corporation consistent with past practice, and (ii) foodstuffs, beverages, periodicals, greeting cards and similar items which are either paid for in cash substantially concurrently with the time of delivery or otherwise consistent with past practice.

         SECTION 5.13. Cash Management System. The Borrower will cause each Subsidiary Guarantor to at all times maintain a Cash Management System that complies with Schedule 5 of the Senior Subsidiary Security Agreement. The Borrower will cause each Subsidiary Guarantor to comply with each obligation thereof under the Cash Management System. The Borrower will cause each Subsidiary Guarantor to comply with each of its obligations under the Cash Management System, and shall cause each Subsidiary Guarantor to use its best efforts to cause any applicable third party to effectuate the Cash Management System.

         SECTION 5.14. Restriction on Sale and Leaseback Transactions. Except for a sale or transfer by a Subsidiary to a Subsidiary Guarantor, the Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction after the Closing Date other than

                  (a) a Sale and Leaseback Transaction listed on Schedule
         5.14(a),

                  (b) with respect to any property other than a Mortgaged Property owned by the Borrower or any Subsidiary Guarantor as of the Initial Borrowing Date, for a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued; provided, however, that such Sale and Leaseback Transaction will be subject to Section 5.23(b),

                  (c) with respect to any property other than a Mortgaged Property and other property owned by the Borrower or a Subsidiary Guarantor on the Initial Borrowing Date, if entered into in respect of property acquired, developed or constructed by the Borrower or a Subsidiary after the Initial Borrowing Date, if such Sale and Leaseback Transaction is entered into within 24 months from the date of completion of such acquisition, development or construction (which, in the case of any Store, shall be deemed to be 24 months from the date of the opening of such Store),

                  (d) any Sale and Leaseback permitted by Section 5.20(i) or 5.20(o), or

                  (e) if none of clauses (a) through (d) above are applicable, any other Sale and Leaseback Transaction not involving a Mortgaged Property, subject to Section 5.23(b).

         SECTION 5.15. Restriction on Liens. The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt; provided that the foregoing covenant shall not apply to the following:

                  (a) (i) any Lien on any property in connection with a Sale and Leaseback Transaction permitted by Section 5.14, (ii) the acquisition by the Borrower or a Subsidiary of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Borrower or such Subsidiary and not created in anticipation of such acquisition which acquisition is not otherwise prohibited by this Agreement, or (iii) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided that the Lien does not attach to other property except unimproved real property previously owned upon which any new construction has taken place and subsequent additions to such acquired or constructed property;

                  (b) any Lien created for the sole purpose of extending, renewing or refunding, in whole or part, any Lien permitted by this
         Section 5.15 or any Lien securing the Debt of the Borrower or of any Subsidiary on the date of this Agreement or of a corporation at the time such corporation becomes a Subsidiary, or any extensions, renewals or refundings of any such Lien; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or that part of the same property which secured the Debt so extended, renewed or refunded;

                  (c) any Lien securing Debt of a Subsidiary owing to a Subsidiary Guarantor;

                  (d)  any Lien created by the Senior Loan Documents;

                  (e) any Lien created or permitted by the Second Priority Collateral Documents with respect to the Second Priority Debt Obligations in favor of the Second Priority Debt Parties; provided that such Lien is created simultaneously with or after an equivalent Lien under the Senior Collateral Documents on the applicable Collateral and is subject to the Collateral Trust and Intercreditor Agreement, and any Lien on the proceeds of such Collateral permitted by the Collateral Trust and Intercreditor Agreement;

                  (f) Liens under the Synthetic Leases permitted pursuant to Sections 5.20(e)(i) and 5.29;

                  (g) Liens identified on Schedule 5.15(g); provided, however, that such Liens do not attach to any other property other than that identified in such Schedule;

                  (h) Liens in respect of secured Debt permitted under Sections 5.20(g), (h) and (i);

                  (i) Liens in respect of Debt or Attributable Debt permitted under Sections 5.20(k), (l), (m), (n) and (o) so long as such Liens attach only to (i) the equipment subject to such financing, (ii) the property to which they attach on the Initial Borrowing Date (or in the case of any lease which is reclassified as a Capital Lease, any property subject to such lease on the Initial Borrowing Date), or (iii) the property or assets constructed, developed or purchased with such financing;

                  (j) any Lien on Net Cash Proceeds of Reduction Events allocated to the 10.5% Note Obligations or the Second Priority Debt Obligations in accordance with the Collateral Trust and Intercreditor Agreement, which Lien arises pursuant to Section 10.14 of the 10.5%
         Note Indenture or equivalent provisions in the Second Priority Debt Documents.

         SECTION 5.16. Capital Expenditures. The aggregate amount of Consolidated Capital Expenditures for any period set forth below shall not exceed the amount set forth below opposite such period, plus (a) Excess Liquidity for such period, plus (b) an amount (the "Carryforward Amount") equal to the sum of (i) any amount by which the amount set forth below opposite the immediately preceding period, if any, exceeds the Consolidated Capital Expenditures during such immediately preceding period and (ii) in the case of the twelve months ending February 28, 2004, any amount by which the sum of (x) the amount set forth below opposite the twelve months ending March 1, 2003 plus
(y) any increase in such amount pursuant to clause (i) above exceeds the Consolidated Capital Expenditures for the twelve months ending March 1, 2003:

--------------------------------------------------------------------------------
                             Period                                   Amount
--------------------------------------------------------------------------------
Twelve months ending March 2, 2002..............................   $200,000,000
--------------------------------------------------------------------------------
Twelve months ending March 1, 2003..............................   $200,000,000
--------------------------------------------------------------------------------
Twelve months ending February 28, 2004..........................   $200,000,000
--------------------------------------------------------------------------------
Twelve months ending February 26, 2005..........................   $200,000,000
--------------------------------------------------------------------------------
February 27, 2005 through June 27, 2005.........................   $100,000,000
--------------------------------------------------------------------------------

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



         SECTION 5.17. Maximum Leverage Ratio. At no time shall the Leverage Ratio as of any date during any period set forth below be greater than the amount set forth opposite such period:


--------------------------------------------------------------------------------
                                Period                                Amount
--------------------------------------------------------------------------------
Nine months ending December 1, 2001.............................   8.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 2, 2002..............................   7.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2002...............................   7.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2002............................   7.50 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2002..........................   7.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 1, 2003..............................   6.50 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2003...............................   6.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2003............................   5.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2003..........................   5.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 28, 2004..........................   4.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2004...............................   4.50 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2004............................   4.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2004..........................   4.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 26, 2005..........................   3.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2005...............................   3.50 to 1.00
--------------------------------------------------------------------------------

         SECTION 5.18. Minimum Interest Coverage Ratio. At no time shall the Consolidated Interest Coverage Ratio for any period be less than the amount set forth below opposite such period:


--------------------------------------------------------------------------------
                               Period                              Amount
--------------------------------------------------------------------------------
Nine months ending December 1, 2001.........................    1.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 2, 2002..........................    1.35 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2002...........................    1.35 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2002........................    1.45 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2002......................    1.60 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 1, 2003..........................    1.75 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2003...........................    1.85 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2003........................    2.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2003......................    2.15 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 28, 2004......................    2.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2004...........................    2.35 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2004........................    2.50 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2004......................    2.60 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 26, 2005......................    2.70 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2005...........................    2.80 to 1.00
--------------------------------------------------------------------------------

         SECTION 5.19. Minimum Fixed Charge Coverage Ratio. At no time shall the Consolidated Fixed Charge Coverage Ratio for any period set forth below be less than the amount set forth below opposite such period:


--------------------------------------------------------------------------------
                                Period                              Amount
--------------------------------------------------------------------------------
Nine months ending December 1, 2001..........................    0.90 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 2, 2002...........................    0.90 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2002............................    0.90 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2002.........................    0.95 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2002.......................    1.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending March 1, 2003...........................    1.00 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2003............................    1.05 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2003.........................    1.05 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2003.......................    1.10 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 28, 2004.......................    1.15 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2004............................    1.20 to 1.00
--------------------------------------------------------------------------------
Twelve months ending August 31, 2004.........................    1.20 to 1.00
--------------------------------------------------------------------------------
Twelve months ending November 30, 2004.......................    1.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending February 26, 2005.......................    1.25 to 1.00
--------------------------------------------------------------------------------
Twelve months ending May 31, 2005............................    1.25 to 1.00
--------------------------------------------------------------------------------



         SECTION 5.20. Restriction on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt or any Attributable Debt in respect of any Sale and Leaseback Transaction except:

                  (a)  Debt under the Senior Loan Documents;

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                  (b) 11.25% Senior Notes due 2008 of the Borrower issued under the Unsecured Note Indenture, and other unsecured Debt of the Borrower that is not Guaranteed by any Subsidiary of the Borrower and matures no earlier than, and has terms no more restrictive than those of, the 11.25% Senior Notes due 2008, in an aggregate principal amount not to exceed $400,000,000;

                  (c) Debt under the 10.5% Note Documents in a principal amount not greater than the principal amount thereof on the Initial Borrowing Date after giving effect to the Transactions;

                  (d) the Exchange Note Obligations (including any Replacement Second Priority Debt in respect thereof) and Debt under the Indentures, in each case in a principal amount not greater than the principal amount thereof on the Initial Borrowing Date after giving effect to the Transactions; provided that no Subsidiary Guarantor will have any liability thereon except its obligations under the Second Priority Collateral Agreements;

                  (e) (i) the Synthetic Lease Obligations (including any Replacement Senior Second Priority Debt in respect thereof and any unsecured Debt extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part such Synthetic Lease Obligations, which unsecured Debt meets the requirements set forth in clauses (i) through (iv) of Section 5.20(f)) so long as the amount financed thereunder does not exceed $107,000,000, plus amounts permitted pursuant to Section 5.29 (including in each case Guarantees by the Borrower and Rite Aid Realty Corp. in respect of such Synthetic Leases); provided that no Subsidiary Guarantor (other than Rite Aid Realty Corp.) will have any liability thereon except its obligations under the Second Priority Collateral Agreements and (ii) Attributable Debt in respect of any Sale and Leaseback Transactions in existence on the Closing Date;

                  (f) unsecured Debt of the Borrower extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part, Debt described in clauses (b), (c) and
         (d), provided that (i) the terms of any such extending, refunding, refinancing or exchanging Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (ii) the maturity of any such extending, refunding, refinancing or exchanging of Debt is no earlier than September 1, 2005, (iii) the terms relating to principal amount, amortization, convertibility and subordination (if any), and other material terms taken as a whole, of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less

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


         favorable in any material respect to the Borrower and the Subsidiaries or the Senior Bank Parties than the terms of any agreement or instrument governing the Debt being extended, refunded, refinanced or exchanged and the interest rate applicable to such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate, and (iv) the principal amount of such extending, refunding, refinancing or exchanging of Debt shall not be increased above the principal amount of the Debt being extended, refunded, refinanced or exchanged outstanding immediately prior to such extension, refunding, refinancing or exchanging;

                  (g) Additional Senior Second Priority Debt of the Borrower (including any Replacement Senior Second Priority Debt in respect thereof and any unsecured Debt extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part such Additional Senior Second Priority Debt, which unsecured Debt meets the requirements set forth in clauses (i) through
         (iv) of Section 5.20(f)), in an aggregate principal amount at any time outstanding not to exceed $200,000,000 less the aggregate amount of Attributable Debt outstanding at any time in respect of the Synthetic Lease Obligations and Debt extending, refunding, refinancing or exchanging such Synthetic Lease Obligations incurred pursuant to clause
         (e) above (without regard to any amounts incurred thereunder and permitted by Section 5.29); provided that (i) the terms and conditions of such Debt shall be satisfactory to the Supermajority Banks and (ii) such Debt shall by its terms provide that it is subordinated only to the Senior Obligations;

                  (h) Additional Second Priority Debt (including any Replacement Second Priority Debt in respect thereof and any unsecured Debt extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part such Additional Second Priority Debt, which unsecured Debt meets the requirements set forth in clauses (i) through (iv) of Section 5.20(f)) in an aggregate principal amount not exceeding $300,000,000 and having a final maturity date after January 1, 2006;

                  (i) Debt or Attributable Debt, including any Debt or Attributable Debt extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part such Debt or Attributable Debt, in an aggregate principal amount not exceeding $150,000,000 at any time outstanding secured by Liens on real property or in the form of Sale and Leaseback Transactions in respect of such real property and having a final maturity date after January 1, 2006; provided that such Liens do not attach to, and such Sale and Leaseback Transactions shall not be in respect of, any

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

         property or assets other than such real property and shall not, in any event, attach to, or be in respect of, any of the Mortgaged Properties;

                  (j) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (k) Debt for borrowed money and Capital Leases existing on the date hereof and set forth in Schedule 5.20(k), but not any extensions, renewals or replacements of such Debt for borrowed money;

                  (l) Debt or Attributable Debt in respect of Capital Leases (whether or not in the form of Sale and Leaseback Transactions or Synthetic Leases) so long as such Capital Leases were leases existing as of the Initial Borrowing Date, which are reclassified from operating leases to Capital Leases;

                  (m) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions in respect of equipment financing or leasing in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practices;

                  (n) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions incurred to finance the acquisition, development, construction or opening of any Store after the Initial Borrowing Date which is not inconsistent with the Borrower's business plan referenced in Section 3.01(l); provided that such Debt or Attributable Debt is (A) incurred within 24 months of the completion of the acquisition, development, construction or opening thereof, and any Lien securing such Debt or Attributable Debt is limited to the Store financed with the proceeds thereof, or (B) in the case of a Sale and Leaseback Transaction, permitted under Section 5.14(a), (b) or (c);

                  (o) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions incurred to finance the acquisition after the Initial Borrowing Date of property or assets provided that (i) such Debt or Attributable Debt is incurred within 24 months of the acquisition of such property or assets, (ii) any Lien securing such Debt or Attributable Debt is limited to the property or assets financed with the proceeds thereof and (iii) the aggregate principal amount of Debt and Attributable Debt incurred pursuant to this clause (o) shall not exceed $100,000,000 at any time outstanding; and

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                  (p) Debt of the Borrower and its Subsidiaries in respect of intercompany investments permitted under Section 5.21(a).

         SECTION 5.21. Limitation on Investments and Acquisitions. (a) Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person other than:

                  (i) Investments in Subsidiary Guarantors;

                  (ii) Investments of the Borrower and the Subsidiary Guarantors in existence on the Initial Borrowing Date;

                  (iii) Temporary Cash Investments;

                  (iv) Investments received as consideration for any sale or other disposition permitted by Section 5.23;

                  (v) Investments in Drugstore.com existing on the date hereof;

                  (vi) Investments by the Subsidiaries of the Borrower in the Borrower, but only to the extent that the uses of the proceeds of such Investments would be permitted as uses of proceeds of the Loans pursuant to Section 5.24(b);

                  (vii) any Investment by a Subsidiary Guarantor in a Person other than a Subsidiary that is not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (vii) does not exceed at any one time outstanding the greater of (A) $200,000,000 and (B) 10% of Consolidated Net Worth; and

                  (viii) usual and customary loans and advances to employees, officers and directors;

                  (ix) Investments by the Borrower or any of its Subsidiaries in Joint Ventures not to exceed $5,000,000 in the aggregate in any fiscal year of the Borrower; and

                  (x) Investments in charitable foundations organized under
         Section 501(c) of the Internal Revenue Code not to exceed $1,000,000 in any calendar year.

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


         (b) The Borrower will not, and will not permit any Subsidiary to, consummate any Business Acquisition to the extent that the aggregate consideration paid or payable by the Borrower or any Subsidiary (including Debt assumed or consolidated in accordance with generally accepted accounting principles) in connection with all such Business Acquisitions on or after the Initial Borrowing Date would exceed $50,000,000.

         SECTION 5.22. Consolidations and Mergers. (a) Without limiting the restrictions on Business Acquisitions set forth above, the Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger, (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iii) if such other Person is a Subsidiary Guarantor, such Subsidiary Guarantor shall have no property that constitutes Senior Collateral.

         (b) No Subsidiary Guarantor will consolidate or merge with or into any other Person, except, without limiting the restrictions on Business Acquisitions set forth above, a Subsidiary Guarantor may merge with another Person if (A) either (1) a Subsidiary Guarantor is the corporation surviving such merger, or
(2) the Subsidiary Guarantor that merges with such Person shall have no property that constitutes Senior Collateral, and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 5.23. Dispositions of Assets. (a) The Borrower will not dispose of any capital stock of any Subsidiary Guarantor other than to another Subsidiary Guarantor, or permit any Subsidiary Guarantor to issue capital stock to any Person other than the Borrower or another Subsidiary Guarantor.

         (b) The Borrower will not, and will not permit any Subsidiary Guarantor to, dispose of any property or assets except

                  (i) any Permitted Disposition;

                  (ii) any sale or other disposition of the stock of Drugstore.com;

                  (iii) any other disposition of property or assets of the Borrower or any Subsidiary for fair value not in the ordinary course of business;

                  (iv) any sale or other disposition of the real property described as N.W. 96th Street and Mountainview Road, Scottsdale, Arizona, together with any improvements thereon; and


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


                  (v) any sale or disposition to a third party of stores, leases and prescription files closed at substantially the same time as, and entered into as part of a single related transaction with, the purchase or other acquisition from such third party of stores, leases and prescription files of a substantially equivalent value;

provided that, with respect to sales or dispositions under clauses (ii) and
(iii) and, with respect to any net consideration received from any transaction described in clause (v), (1) at least 75% of the consideration therefor shall consist of cash, and (2) the Net Cash Proceeds of such sale or disposition or consideration are applied as provided in Section 2.13(c).

         SECTION 5.24. Use of Proceeds. (a) The proceeds of the Term Loans will be used by the Borrower exclusively (i) to refinance outstanding Debt, (ii) to pay transaction costs for the Transactions, and (iii) for purposes set forth in clause (b).

         (b) The proceeds of the Revolving Loans and Swingline Loans will be used by the Borrower solely for the following purposes:

                  (i) loans or other transfers to Rite Aid Hdqtrs. Corp. for purposes of financing inventory purchases pursuant to the Intercompany Inventory Purchase Agreement and advancing funds to Subsidiary Guarantors for their general corporate purposes, including working capital, permitted Capital Expenditures and permitted Business Acquisitions;

                  (ii) transfers to an operating account for the payment of operating expenses (including rent, utilities, taxes, wages, repair and similar expenses) of, and intercompany Investments permitted under
         Section 5.21(a) in, the Borrower or any Subsidiary Guarantors;

                  (iii) payment by the Borrower of principal, interest, fees and expenses with respect to its Debt when due (including associated costs, fees and expenses) and payment of the Borrower's taxes, administrative, operating and other expenses; and

                  (iv) dividends required to be made in respect of the capital stock listed on Schedule 5.24(b)(iv) or described in Section 5.26(c).

         (c) Letters of Credit may be issued in the ordinary course of the Borrower's business for permitted general corporate purposes.

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         (d) No use of the proceeds of the Loans or the issuance of Letters of
Credit will be for the purpose of prepaying commercial paper prior to the maturity thereof and no such use of proceeds will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U. The Borrower will ensure that no such use of proceeds or issuance of Letters of Credit will violate Regulation T, U or X.

         SECTION 5.25. Restrictions on Asset Holdings by the Borrower. The Borrower will not at any time:

                  (i) make or hold any Investments other than investments in the capital stock of Drugstore.com and its Subsidiaries (including any distributions or other assets received in respect thereto), Investments received as consideration in connection with a disposition of Drugstore.com, intercompany advances to Subsidiaries and Investments permitted by clause (iii) below;

                  (ii) acquire or hold any Stores, other capital assets, inventory or accounts receivable, other than any real estate which the Borrower holds only as lessor, and which is leased and operated by another Person; or

                  (iii) acquire or hold cash, cash equivalents, Temporary Cash Investments or balances in bank accounts other than such amounts as are reasonably anticipated (at the time so acquired or held) to be utilized within five Business Days to pay costs, expenses and other obligations of the Borrower referred to in Section 5.24(b).

         SECTION 5.26. Restricted Payments. After the date hereof, neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than

                  (a) payments of dividends to Subsidiary Guarantors;

                  (b) payments of cash dividends (i) to the Borrower for purposes permitted as uses of the proceeds of the Loans pursuant to
         Section 5.24(b), and (ii) required to be made in respect of the capital stock listed on Schedule 5.24(b)(iv);

                  (c) payments of cash dividends required to be made in respect of capital stock issued in connection with exchanges of Debt for common stock of the Borrower in an aggregate amount not to exceed $1,000,000 in any calendar year; and

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                  (d) so long as immediately prior and immediately after giving effect to any such repurchase or other acquisition, no Default or Event of Default has occurred and is continuing, the repurchase or other acquisition of shares of or options to purchase shares of, capital stock of the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of the Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10,000,000.

         SECTION 5.27. Business of Borrower and Subsidiaries. The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted on the Initial Borrowing Date by it and business activities reasonably incidental thereto.

         SECTION 5.28. Transactions with Affiliates. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly enter into or conduct any transactions or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower, other than the payment of transaction costs approved by the Senior Administrative Agent before the Initial Borrowing Date (an "Affiliate Transaction"), other than

                  (a) the payment of compensation to directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business;

                  (b) payments in respect of Affiliate Transactions required to be made pursuant to agreements or arrangements in effect on the Initial Borrowing Date and set forth in Schedule 5.28(b) hereto;

                  (c) Affiliate Transactions involving the acquisition of inventory in the ordinary course of business, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000, the board of directors of the

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


         Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and (C) of this paragraph;

                  (d) any other Affiliate Transaction, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000 in any 12-month period, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and (C) of this paragraph and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000 in any 12-month period, the Borrower obtains a written opinion from an independent investment banking firm or appraiser of national prominence, as appropriate to the effect that such transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view; and

                  (e) Affiliate Transactions between or among the Borrower and/or one or more Subsidiary Guarantors.

         SECTION 5.29. New Synthetic Leases. Neither the Borrower nor any Subsidiary will enter into any Synthetic Lease after the Initial Borrowing Date if, after giving effect thereto, the aggregate amount financed under all Synthetic Leases entered into in any period of twelve consecutive calendar months commencing after the date hereof would exceed $35,000,000 unless such Synthetic Lease is otherwise permitted under Section 5.20(m), (n) or (o).

         SECTION 5.30. Corporate Separateness. The Borrower will, and will cause each Subsidiary to, take all necessary steps to maintain its identity as a separate legal entity from other Persons and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of each of other Person.

         SECTION 5.31. Limitation on Derivative Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any monetary liability under any Derivative Obligations; unless such Derivative Obligations are entered into for bona fide hedging purposes of the Borrower or its Subsidiary Guarantors (as determined in good faith by the senior management of the Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Debt of the Borrower or its Subsidiary Guarantors incurred without violation of this Agreement or to business transactions of the Borrower or its Subsidiary Guarantors on customary terms entered into in the ordinary course of business, and do not exceed an amount equal to the aggregate principal amount of the Loans and the Second Priority Debt Obligations.

         SECTION 5.32. Delivery of Security Opinion. On or prior to July 2, 2001, the Borrower shall deliver the opinion of Skadden, Arps, Slate, Meagher & Flom, Special New York Counsel to the Borrower, which opinion shall be dated July 2, 2001 and shall be substantially in the form of Exhibit Q hereto.


                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                  (b) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant contained in Sections 5.01(f)(i), 5.07, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23,
         5.24, 5.26, 5.27, 5.28, 5.29 and 5.32;

                  (c) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant or agreement contained in the Senior Loan Documents (other than those covered by clause (a) or (b) above) in the case of covenants contained in Section 5.06 or 5.09, for 5 days, in the case of covenants contained in Section 5.01 (other than Section 5.01(f)(i)), for 10 days, and in the case of any other covenant, for 20 days after written notice thereof has been given to the Borrower by the Senior Administrative Agent or by the Majority Banks acting through the Senior Administrative Agent;

                  (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower or any Subsidiary Guarantor in any Senior Loan Document or in any certificate, financial statement or other document delivered pursuant to any Senior

         Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations, including any obligation to reimburse letter of credit obligations or to post cash collateral with respect thereto, when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, if such event or condition does not otherwise give rise to a Default hereunder, which with the giving of notice or lapse of time or both would enable) the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

                  (j) judgments or orders, individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (k) (i) any Lien created by any Senior Collateral Document shall at any time fail to constitute a valid and (to the extent required by such Senior Collateral Document) perfected Lien on all of the Senior Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Senior Loan Documents; provided, however, if such failure does not result in a prepayment obligation pursuant to Section 2.13(b), such failure continues uncured for 30 days, or (ii) the Borrower or any Subsidiary shall so assert in writing, or any Senior Loan Document shall become invalid or the Borrower or any Subsidiary shall so assert in writing;

                  (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Green Equity Investors III, L.P., and its Affiliates shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

                  (m) any Subsidiary Guarantor shall amend or revoke any instruction in the Government Lockbox Account Agreement to any Government Lockbox Account Bank in respect of a Government Lockbox Account unless the Senior Administrative Agent shall have given its prior written consent;

then, and in every such event, the Senior Administrative Agent shall (i) if requested by the Majority Revolving Credit Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding more than 50% of the unused

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Delayed Draw Term Loan Commitments, by notice to the Borrower terminate the
Delayed Draw Term Loan Commitments and they shall thereupon terminate and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Senior Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Senior Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7
                                   THE AGENTS

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents to take such action as agent on its behalf and to exercise such powers under the Senior Loan Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. The Senior Administrative Agent is hereby expressly authorized by the Banks and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks or the Issuing Banks to the Borrower of any Event of Default specified in this Agreement of which the Senior Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower or any other Obligor pursuant to this Agreement or the other Senior Loan Documents as received by the Senior Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Senior Collateral and the rights of the Senior

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Bank Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Senior Collateral Documents.

         SECTION 7.02. Agents and Affiliates. Each of Citicorp USA, The Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance Inc. shall have the same rights and powers under the Senior Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Citicorp USA, The Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance Inc. and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

         SECTION 7.03. Action by Agents. The obligations of the Agents under the Senior Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in the Senior Loan Documents. The Banks hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Banks or the Supermajority Banks, as the case may be.

         SECTION 7.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. Neither any Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or any of them in connection herewith (i) with the consent or at the request of the Majority Banks (or such other number or percentage of Banks as may be specified in the Senior Loan Documents for particular purposes) or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither any Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with the Senior Loan Documents or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agents; or (iv) the validity, effectiveness or genuineness of any Senior Loan Document or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be


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a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Credit Exposure, indemnify the Agents, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by such indemnitees hereunder or thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Resignation of Agents. Subject to the appointment and acceptance of a successor Senior Administrative Agent or Senior Collateral Agent as provided in this paragraph, the Senior Administrative Agent or the Senior Collateral Agent, as the case may be, may resign at any time by notifying the Banks, the Swingline Banks, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, gives notice of its resignation, then the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, may, on behalf of the Banks, the Swingline Banks and the Issuing Banks, appoint a successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Senior Administrative Agent or Senior Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, and the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, shall be the same as those payable to its predecessor


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unless otherwise agreed between the Borrower and such successor. After the
Senior Administrative Agent's or Senior Collateral Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Senior Administrative Agent or Senior Collateral Agent, as the case may be.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

                  (a) the Senior Administrative Agent determines that deposits in dollars (in the applicable amounts) are not being offered to the Senior Administrative Agent in the London interbank market for such Interest Period, or

                  (b) Banks having 50% or more of the aggregate amount of the Commitments of the relevant Class advise the Senior Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Senior Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Senior Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Senior Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Senior Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Borrowing Request has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by

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any Bank (or its Euro-Dollar Lending Office) with any request or directive
(whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Senior Administrative Agent, the Senior Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Senior Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Senior Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board, but excluding any such requirement included in Statutory Reserves), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Euro-Dollar Lending Office) or shall impose on any Bank (or its Euro-Dollar Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Euro-Dollar Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Senior Administrative Agent), the Borrower shall pay to such Bank (on an

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after-tax basis) such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Senior Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) (on an after-tax basis) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Senior Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Euro-Dollar Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Senior Administrative Agent hereunder or under any Note shall be made free

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

and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,

                  (i) in the case of each Bank and the Senior Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on its net income,

                           (A) by the jurisdiction or any political subdivision
                  thereof under the laws of which such Bank or the Senior Administrative Agent (as the case may be) is organized, or

                           (B) by any jurisdiction or any political subdivision
                  thereof in which such Bank or the Senior Administrative Agent (as the case may be) carries on business (but only if such taxes are imposed as a result of the carrying on of such business in that jurisdiction) or,

                           (C) in the case of each Bank, by the jurisdiction or
                  any political subdivision thereof where such Bank's Applicable Lending Office is located or carries on business, and

                  (ii) taxes to which a Bank becomes subject after the Applicable Date as a result of a change in the residence, place of incorporation, or principal place of business of such Bank, a change in the Applicable Lending Office of such Bank or other similar circumstances, or as a result of the recognition by such Bank of gain on the sale, assignment or participation by such Bank of the participating interests in its creditor positions hereunder,

(all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Senior Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Senior Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Senior Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

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

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, any Senior Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank and the Senior Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Senior Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Senior Administrative Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank (the "Applicable Date"), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or W-8BEN, 4224 or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that (i) each of such Bank and such Bank's Applicable Lending Office is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest, (ii) the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (iii) Loans, or distributions of interest in respect thereof, pursuant to this agreement are otherwise exempt from United States withholding taxes. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(c) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

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

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (b) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Senior Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.


                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex number set forth in Annex 2, in an Administrative Questionnaire pursuant to Section 9.06(c), or at such other address or telex number as such party may specify from time to time for the purpose by notice to the Senior Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Senior Administrative Agent under Article 2 or Article 8 shall not be effective until received.


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



         SECTION 9.02. No Waivers. No failure or delay by the Senior Administrative Agent or any Bank in exercising any right, power or privilege under any Senior Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Senior Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Senior Administrative Agent, including fees and disbursements of special counsel for the Senior Administrative Agent, in connection with the preparation and administration of the Senior Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Senior Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Senior Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents, employees, investment advisors of any fund and trustees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, the other Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Setoff; Sharing of Setoffs. (a) If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Bank to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Senior Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations may be unmatured and regardless of the adequacy of any collateral. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

         (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loan held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan acquired pursuant to the foregoing arrangements may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers; Release of Senior Collateral and Subsidiary Guarantors. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, by the Majority Banks (or if such provision by its terms requires the consent of the Supermajority Banks or all of the Banks, by the Supermajority Banks or all of the Banks, as the case may be, and if the rights or duties of the Senior Administrative Agent are affected thereby, by the Senior Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, including the postponement of any scheduled date of payment of the principal amount of any Term Loan under Section 2.11, (iv) waive any condition for the initial Credit Event, (v) amend or waive any provision of Section 2.13 or Section 2.19, the definitions of "Term Exposure" and "Borrowing Base Amount", including indirectly through the amendment of any defined term used therein, or Section 4.03 of the Collateral Trust and Intercreditor Agreement (other than the last sentence of Section 4.03(a) thereof), (vi) amend Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby, or (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, the definitions of "Majority Banks", "Majority Revolving Credit Banks" or "Supermajority Banks", which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         (b) Any provision of any Senior Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Senior Administrative Agent with the consent of the Majority Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, (i) alter the priorities set forth in Section 4.01 of the Collateral Trust and Intercreditor Agreement or (ii) effect or permit a release of all or substantially all of the Senior Collateral. Notwithstanding the foregoing, (i) Senior Collateral shall be released from the Lien of the Senior Collateral Documents from time to time as necessary to effect any sale of Senior Collateral permitted by the Senior Loan Documents, and the Senior Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release; provided that arrangements satisfactory to the Senior Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with Section 2.13 and for the pledge of any non-cash proceeds thereof pursuant to the Senior Collateral Documents, and (ii) if a Subsidiary Guarantor ceases to be a Subsidiary of the Borrower in accordance with this Agreement, or ceases to own any property that constitutes Senior Collateral, at the request of and at the expense of the Borrower, such Subsidiary Guarantor shall be released from the Senior Subsidiary Guarantee Agreement, the Senior Subsidiary Security Agreement and each other Senior Loan Document to which it is a party.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks, funds regularly investing in loans of the type made hereunder or other institutions (each a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Senior Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Senior Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

         (c) Any Bank may at any time assign to one or more banks, funds regularly in the business of lending money or, solely in the case of an assignment of Term Loans, funds regularly investing in term loans of the type made hereunder, or other institutions (each an "Assignee") all, or a part, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the subscribed consent of, the Borrower, so long as no Default shall have occurred and be continuing, and the Senior Administrative Agent (such consent of the Borrower and the Senior Administrative Agent not to be unreasonably withheld or delayed); provided that (i) if an Assignee is an affiliate of a Bank, a Related Fund or is a Bank prior to giving effect to such assignment, such notice shall be given but no such consent shall be required, and (ii) in the case of an assignment of less than all of the rights and obligations of a Bank hereunder, such assignment shall be in a minimum amount of, in the case of a Revolving Credit Commitment and/or Revolving Loans, $5,000,000 and, in the case of a Term Loan Commitment and/or Term Loans, $1,000,000, and multiples of $1,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Loans, participations and Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Bank, the Senior Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Senior Administrative Agent an administrative fee for processing such assignment in the amount of $1,000 (with only one such fee payable in connection with simultaneous assignments to Related Funds), and the transferee Bank shall deliver a completed Administrative Questionnaire to the Senior Administrative Agent. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Senior Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note to secure obligations of such Bank, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Bank that is a fund, any pledge or assignment of all or any portion of such Bank's rights under this Agreement and such Bank's Note to any holders of obligations owed, or securities issued, by such Bank as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section 9.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the transferor Bank from its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto and in no event shall the applicable pledgee or assignee be considered to be a "Bank" or be entitled to require the transferor Bank to take or omit to take any action hereunder, and any transfer of the rights and obligations of a "Bank" hereunder to any Person upon the foreclosure of any pledge or security interest referred to in clause (ii) may only be made pursuant to the provisions of Sections 9.06(c) governing assignments of interests in the Loans.

         (e) Notwithstanding anything to the contrary contained herein, any Bank ("Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Senior Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.06, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Senior Administrative

Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and the Senior Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.06(e) may not be amended with the written consent of the SPC.

         (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.09. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.10. Collateral Trust and Intercreditor Agreement. Each Bank, Issuing Bank and Agent hereby authorizes the Senior Administrative Agent to enter into the Collateral

Trust Agreement and each other Senior Collateral Document on its behalf, and agrees that the Senior Administrative Agent and the Senior Collateral Agent may enforce the rights and remedies of the Senior Bank Parties under each Senior Loan Document to the extent provided in the Senior Collateral Documents and the Collateral Trust and Intercreditor Agreement.

         SECTION  9.11.  Cash Sweep. (a)  On any day which:

                  (i) an Event of Default exists, or

                  (ii) the lesser of (x) the average Revolving Credit Commitments (after deducting the average Aggregate Revolving Credit Exposure) over any 30-day period and (y) the average Borrowing Base Amount (after deducting the average Aggregate Revolving Credit Exposure and the average aggregate Term Exposures of the Banks) over any 30- day period, in each case, together with all amounts then on deposit in the Cash Sweep Cash Collateral Account, is less than $50,000,000, the Senior Collateral Agent, upon its determination or upon request by the Majority Banks, shall be immediately be entitled to deliver Cash Sweep Notices.

         (b)      During a Cash Sweep Period, if:

                  (i)  there is no Event of Default, and

                  (ii) the lesser of (x) the average Revolving Credit Commitments (after deducting the average Aggregate Revolving Credit Exposure) over any 30-day period and (y) the average Borrowing Base Amount (after deducting the average Aggregate Revolving Credit Exposure and the average aggregate Term Exposures of the Banks) over any 30- day period, in each case, together with all amounts then on deposit in the Cash Sweep Cash Collateral Account, is greater than $75,000,000, the Senior Collateral Agent shall automatically rescind any Cash Sweep Notice.

         (c) The Senior Collateral Agent reserves the right to send a Cash Sweep Notice on each occasion of the occurrence of the events set forth in Section 9.11(a).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              RITE AID CORPORATION


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                              CITICORP USA, INC., as Senior Administrative
                              Agent, Senior Collateral Agent, Issuing Bank and Swingline Bank


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                              THE CHASE MANHATTAN BANK, as
                              Syndication Agent and Issuing Bank


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                              CREDIT SUISSE FIRST BOSTON, as Syndication
                              Agent


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                              FLEET RETAIL FINANCE INC., as Syndication
                              Agent and Swingline Bank


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                              FLEET NATIONAL BANK, as Issuing Bank,


                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                           MELLON BANK, N.A., as Issuing Bank solely with respect to the Mellon Standby Letters of Credit


                           By:
                               ------------------------------------------------
                           Name:
                           Title:

                                                                         Annex 1


         Initial Revolving Credit Commitments and Term Loan Commitments

                                                   Term Loan Commitment
                                    Funded in full
                                        on the          Delayed Draw
                                        Initial           Term Loan       Total Term Loan    Revolving Credit            Total
            Bank                     Borrowing Date       Commitment          Commitment         Commitment            Commitment
Citicorp USA, Inc.
The Chase Manhattan Bank
Credit Suisse First Boston
Fleet Retail Finance Inc.
TOTAL COMMITMENTS                 $1,400,000,000.00                          $500,000,000            $00           1,900,000,000.00

                                                                         Annex 2
                           Administrative Information

------------------------------------------------------------------------------------------------------------------
              Name and Address                    Telephone              Telecopy                 Attention
------------------------------------------------------------------------------------------------------------------
Rite Aid Corporation                           (717) 975-5750         (717) 975-3764           Chief Financial
30 Hunter Lane                                                                                 Officer
Camp Hill, PA  17011
www.riteaid.com
------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc., as Senior
Administrative Agent
399 Park Avenue
New York, NY  10022
------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc., as Senior
Collateral Agent
399 Park Avenue
New York, NY 10022
------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank,
as Syndication Agent
Loan and Agency Services
One Chase Manhattan Plaza
New York, New York 10081
------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston, as
Syndication Agent
------------------------------------------------------------------------------------------------------------------
Fleet Retail Finance Inc., as                  617-434-4130           617-434-4310             Lisa Landry
Syndication Agent                              617-434-4386           617-434-4339             Timothy Tobin
40 Broad Street, 10th Floor
Boston, MA  02109
------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc., as Swingline
Bank
399 Park Avenue
New York, NY  10022
------------------------------------------------------------------------------------------------------------------
Fleet Retail Finance Inc., as
Swingline Bank
[Address]
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
              Name and Address                    Telephone              Telecopy                 Attention
------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc., as Issuing Bank
399 Park Avenue
New York, NY  10022
------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank, as
Issuing Bank
------------------------------------------------------------------------------------------------------------------
Fleet National Bank, as Issuing
Bank
[Address]
------------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A., as Issuing
Bank
[Address]
------------------------------------------------------------------------------------------------------------------
[Name of Bank]
Notices:

Domestic Lending Office:

Euro-Dollar Lending Office:

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                        2

------------------------------------------------------------------------------------------------------------------
              Name and Address                    Telephone              Telecopy                 Attention
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                        3

                                                                         Annex 3


                         Description of the Transactions



         All capitalized terms used herein but not defined herein shall have the meanings provided in the Senior Credit Facility to which this Annex 3 is attached and the Definitions Annex referred to therein. The following transactions are referred to herein as the "Transactions".

         1. Rite Aid will obtain a new senior secured credit facility pursuant to the Senior Credit Facility in an aggregate principal amount of $1,900,000,000. The Revolving Credit Commitments under the Senior Credit Facility will incorporate the Citicorp Standby Letters of Credit, the Fleet Standby Letters of Credit and the Mellon Standby Letters of Credit as Letters of Credit under the Senior Credit Facility.

         2. The Senior Bank Obligations will be unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement and the Senior Bank Obligations and 10.5% Note Obligations will be secured by a first priority security interest in the Senior Collateral pursuant to the Senior Subsidiary Security Agreement and the Senior Mortgages.

         3. Rite Aid will consummate a tender offer for the 10.5% Notes on an any and all basis, on terms reasonably satisfactory to the Agents.

         4. An amount equal to $152,000,000 aggregate principal amount of 10.5% Notes will be exchanged for an equivalent principal amount of Exchange Notes plus 3,000,000 warrants with an exercise price of $6.00 per share;

         5. The terms of the Exchange Notes will include (i) a Second Priority Lien on the Senior Collateral that will be shared with the Additional Second Priority Debt, if any, on a pari passu basis, and will be junior in right of payments in respect of the Collateral to the Synthetic Lease Obligations and the Additional Senior Second Priority Debt Obligations, if any, pursuant to the Second Priority Subsidiary Security Agreement, (ii) an unconditional subordinated guarantee by all of the Subsidiary Guarantors pursuant to the Second Priority Subsidiary Guarantee Agreement and (iii) a maturity date of September 15, 2006.

         6. Rite Aid will issue $150,000,000 aggregate principal amount of 11.25% Senior Notes due 2008;

         7. Rite Aid will establish the Synthetic Lease Facility with an aggregate discounted present value of approximately $107,000,000 and use the proceeds thereof, together with a portion of the proceeds from the remaining Transactions, to refinance and terminate the existing Synthetic Leases.

         8. Rite Aid will have consummated $170,981,000 in previously negotiated debt for equity exchanges. Rite Aid will consummate the exchange of $132,658,503 of debt for shares of Convertible Preferred Stock of Rite Aid.

         9. Rite Aid will consummate the sale of $150,000,000 shares of its common stock. $125,000,000 of the shares are priced at $5.50 per share (22,727,273 shares) and $25,000,000 are priced at $6.50 (3,846,154). Rite Aid will consummate the sale of approximately $402.4 million shares of its common stock at a purchase price of $7.50 per share.

         10. Using the proceeds of the Transactions, Rite Aid will prepay in full and terminate the Existing Facilities (as defined in the Existing Credit Agreement) and the Existing Credit Agreement and all Liens securing obligations thereunder shall be released.

         11. Costs and expenses (including, without limitation, all fees and amounts payable under the Senior Fee Letters) incurred in connection with the foregoing transactions will be paid in an amount up to approximately $94,000,000 (the "Transaction Costs").

         13. All Transactions which are contemplated by the Senior Loan Documents or the Second Priority Debt Documents to have been consummated on the Closing Date or substantially concurrently with the Closing Date shall have been consummated.

         14. The application of funds on the Closing Date will be as set forth in a funds flow memo dated the Closing Date which is satisfactory to the Senior Administrative Agent.



                                        2